                                                                      EXHIBIT 2
                                                                 EXECUTION COPY







                            SHARE PURCHASE AGREEMENT



                         RELATING TO THE ACQUISITION OF


                    ALL OF THE OUTSTANDING CAPITAL STOCK OF



                    ALLEN C. EWING FINANCIAL SERVICES, INC.



                                       BY



                          INTREPID CAPITAL CORPORATION








                                  DATED AS OF

                                 AUGUST 4, 1999

                               TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE 1. DEFINED TERMS..........................................................................................1


ARTICLE 2. SALE AND PURCHASE OF THE SHARES........................................................................2

   2.1   SALE AND PURCHASE........................................................................................2
   2.2   PURCHASE PRICE...........................................................................................2
   2.3   ADJUSTMENT TO THE PURCHASE PRICE.........................................................................3
   2.4   PREPARATION OF THE CLOSING DATE BALANCE SHEET............................................................3
   2.5   RESOLUTION OF DISPUTES...................................................................................3
   2.6   POST-CLOSING PAYMENTS....................................................................................4
   2.7   OPTION SECURITIES AND CONVERTIBLE SECURITIES.............................................................4

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE EWING SHAREHOLDERS...............................................4

   3.1   ORGANIZATION AND BUSINESS; POWER AND AUTHORITY; EFFECT OF TRANSACTION....................................4
   3.2   TITLE TO SHARES..........................................................................................5
   3.3   EWING'S FINANCIAL AND OTHER INFORMATION..................................................................6
   3.4   MATERIAL STATEMENTS AND OMISSIONS; ABSENCE OF EVENTS.....................................................6
   3.5   TITLE TO PROPERTIES......................................................................................6
   3.6   RELATED TRANSACTIONS.....................................................................................7
   3.7   INSURANCE................................................................................................7
   3.8   EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974..........................................................7
   3.9   SOLVENCY.................................................................................................8
   3.10  BANK ACCOUNTS, ETC.......................................................................................8
   3.11  ORDINARY COURSE OF BUSINESS..............................................................................8
   3.12  MATERIAL AND ADVERSE RESTRICTIONS........................................................................9
   3.13  BROKER OR FINDER.........................................................................................9
   3.14  CAPITAL STOCK............................................................................................9
   3.15  QUALIFICATION OF THE EWING SHAREHOLDERS.................................................................10

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF HARRIS, SYNAGEN AND HEGGESTAD.......................................10

   4.1   COMPLIANCE WITH PRIVATE AUTHORIZATIONS..................................................................11
   4.2   COMPLIANCE WITH GOVERNMENTAL AUTHORIZATIONS AND APPLICABLE LAW..........................................11
   4.3   INTANGIBLE ASSETS.......................................................................................13
   4.4   TAX MATTERS.............................................................................................14
   4.5   EMPLOYMENT AND CONSULTING ARRANGEMENTS..................................................................14
   4.6   MATERIAL AGREEMENTS.....................................................................................15
   4.7   ENVIRONMENTAL MATTERS...................................................................................15
   4.8   YEAR 2000 COMPLIANCE....................................................................................16

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BISHOP..............................................................16

   5.1   COMPLIANCE WITH PRIVATE AUTHORIZATIONS..................................................................16
   5.2   COMPLIANCE WITH GOVERNMENTAL AUTHORIZATIONS AND APPLICABLE LAW..........................................17
   5.3   INTANGIBLE ASSETS.......................................................................................19
   5.4   TAX MATTERS.............................................................................................19
   5.5   EMPLOYMENT AND CONSULTING ARRANGEMENTS..................................................................20
   5.6   MATERIAL AGREEMENTS.....................................................................................20
   5.7   ENVIRONMENTAL MATTERS...................................................................................21
   5.8   YEAR 2000 COMPLIANCE....................................................................................21

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF INTREPID............................................................22


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

   6.1   ORGANIZATION AND BUSINESS; POWER AND AUTHORITY; EFFECT OF TRANSACTION...................................22
   6.2   INTREPID'S FINANCIAL AND OTHER INFORMATION..............................................................23
   6.3   MATERIAL STATEMENTS AND OMISSIONS; ABSENCE OF EVENTS....................................................23
   6.4   TITLE TO PROPERTIES.....................................................................................24
   6.5   COMPLIANCE WITH PRIVATE AUTHORIZATIONS..................................................................24
   6.6   COMPLIANCE WITH GOVERNMENTAL AUTHORIZATIONS AND APPLICABLE LAW..........................................24
   6.7   INTANGIBLE ASSETS.......................................................................................27
   6.8   RELATED TRANSACTIONS....................................................................................27
   6.9   INSURANCE...............................................................................................27
   6.10  TAX MATTERS.............................................................................................27
   6.11  EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974.........................................................28
   6.12  SOLVENCY................................................................................................28
   6.13  MATERIAL AND ADVERSE RESTRICTIONS.......................................................................28
   6.14  BROKER OR FINDER........................................................................................29
   6.15  ENVIRONMENTAL MATTERS...................................................................................29
   6.16  YEAR 2000 COMPLIANCE....................................................................................29

ARTICLE 7. COVENANTS.............................................................................................30

   7.1   ACCESS TO INFORMATION...................................................................................30
   7.2   CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING............................................................30
   7.3   AGREEMENT TO COOPERATE..................................................................................32
   7.4   SATISFACTION OF CONDITIONS..............................................................................32
   7.5   NOTICE OF DEVELOPMENTS..................................................................................32
   7.6   EMPLOYEE BENEFITS.......................................................................................32
   7.7   ELECTIONS TO THE BOARD OF DIRECTORS.....................................................................32
   7.8   ADVANCE TO EMPLOYEE.....................................................................................32
   7.9   KEY MAN INSURANCE.......................................................................................33
   7.10  RULE 144................................................................................................33

ARTICLE 8. CLOSING; CLOSING DATE; DELIVERIES.....................................................................33

   8.1   CLOSING; CLOSING DATE...................................................................................33
   8.2   DELIVERIES BY THE EWING SHAREHOLDERS....................................................................33
   8.3   DELIVERIES BY INTREPID..................................................................................34

ARTICLE 9. CONDITIONS PRECEDENT TO OBLIGATIONS...................................................................34

   9.1   CONDITIONS TO OBLIGATIONS OF INTREPID...................................................................34
   9.2   CONDITIONS TO OBLIGATIONS OF THE EWING SHAREHOLDERS.....................................................35

ARTICLE 10. INDEMNIFICATION......................................................................................36

   10.1  SURVIVAL................................................................................................36
   10.2  INDEMNIFICATION.........................................................................................36
   10.3  LIMITATION OF LIABILITY.................................................................................37
   10.4  NOTICE OF CLAIMS........................................................................................37
   10.5  DEFENSE OF THIRD PARTY CLAIMS...........................................................................37
   10.6  RIGHT OF SET-OFF........................................................................................38
   10.7  EXCLUSIVE REMEDY........................................................................................38

ARTICLE 11. TERMINATION..........................................................................................38

   11.1  TERMINATION BY INTREPID.................................................................................38
   11.2  TERMINATION BY THE EWING SHAREHOLDERS...................................................................39
   11.3  TERMINATION BY ANY PARTY................................................................................39
   11.4  TERMINATION BY MUTUAL CONSENT...........................................................................39
   11.5  EFFECT OF TERMINATION...................................................................................39

ARTICLE 12. GENERAL PROVISIONS...................................................................................39

   12.1  WAIVERS; AMENDMENTS.....................................................................................39
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
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
   12.2  FEES, EXPENSES AND OTHER PAYMENTS.......................................................................40
   12.3  NOTICES.................................................................................................40
   12.4  SPECIFIC PERFORMANCE; OTHER RIGHTS AND REMEDIES.........................................................41
   12.5  SEVERABILITY............................................................................................41
   12.6  COUNTERPARTS............................................................................................42
   12.7  SECTION HEADINGS........................................................................................42
   12.8  GOVERNING LAW...........................................................................................42
   12.9  FURTHER ACTS............................................................................................42
   12.10 ENTIRE AGREEMENT........................................................................................42
   12.11 EXHIBITS................................................................................................43
   12.12 ASSIGNMENT..............................................................................................43
   12.13 PARTIES IN INTEREST.....................................................................................43
   12.14 MUTUAL DRAFTING.........................................................................................43


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                                   APPENDICES


APPENDIX NO.                DESCRIPTION
------------                -----------


APPENDIX I:           Definitions

                                LIST OF EXHIBITS

EXHIBIT NO.                 DESCRIPTION
-----------                 -----------

EXHIBIT A:            Non-Negotiable Subordinated Convertible Promissory Note

EXHIBIT B:            Non-Negotiable Subordinated Convertible Promissory Note

EXHIBIT C:            Non-Negotiable Subordinated Convertible Promissory Note

EXHIBIT D:            Benjamin C. Bishop, Jr. Employment Agreement

EXHIBIT E:            Brian Beach Employment Agreement

EXHIBIT F:            Matters As To Which Foley & Lardner Will Opine

EXHIBIT G:            Matters As To Which Rogers & Hardin Will Opine


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                            SHARE PURCHASE AGREEMENT

         THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of August 4, 1999 by and among INTREPID CAPITAL CORPORATION, a Delaware corporation ("Intrepid"), BENJAMIN C. BISHOP, JR., an individual resident of the State of Florida ("Bishop"), CHARLES E. HARRIS, as trustee of the Charles
E. Harris Revocable Trust dated September 10, 1997 ("Harris"), SYNAGEN CAPITAL PARTNERS, INC., a Florida corporation ("Synagen"), and ARNOLD A. HEGGESTAD, an individual resident of the State of Florida ("Heggestad" and, together with Bishop, Harris and Synagen, referred to herein collectively as the "Ewing Shareholders").


                              W I T N E S S E T H:


         WHEREAS, the Ewing Shareholders own in the aggregate 5,426 shares (the "Shares") of the common stock, par value $.10 per share (the "Ewing Common Stock"), of Allen C. Ewing Financial Services, Inc., a Florida corporation ("Ewing"), which Shares represent all of the issued and outstanding capital stock of Ewing; and

         WHEREAS, Intrepid desires to purchase from the Ewing Shareholders, and the Ewing Shareholders desire to sell to Intrepid, all of the Shares in exchange for the Purchase Price (as hereinafter defined) in accordance with the terms and conditions set forth in this Agreement (hereinafter referred to as the "Share Purchase");

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto, intending to be legally bound, hereby represent, warrant, covenant and agree as follows:

                                  ARTICLE 1.
                                 DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix I shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Ewing Disclosure Schedule, the Intrepid Disclosure Schedule and the Collateral Documents executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof," "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular section, and references to "this Section" or "this Article" are intended to refer to the entire section or article and not a particular subsection thereof. As used herein, (a) the term "either party" shall, unless the context otherwise requires, refer to Intrepid, on the one hand, and the Ewing Shareholders, on the other hand, and (b) the terms "include", including" and "includes" are each deemed to be followed by the words "without limitation".

                                  ARTICLE 2.
                        SALE AND PURCHASE OF THE SHARES

         2.1 SALE AND PURCHASE. Subject to the terms and conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth herein, on the Closing Date, the Ewing Shareholders shall sell, assign, convey and transfer to Intrepid, and Intrepid shall purchase from the Ewing Shareholders, all of the Shares in exchange for an amount equal to the Purchase Price, as defined in Section 2.2. The Ewing Shareholders shall deliver on the Closing Date, free and clear of all Liens, all certificates representing the Shares, duly endorsed in blank or accompanied by appropriate stock powers executed in blank.

         2.2 PURCHASE PRICE. The purchase price for the Shares (the "Purchase Price") shall be $1,300,000, as the same may be adjusted pursuant to the terms of Section 2.3 hereof, and shall be paid by Intrepid on the Closing Date as follows:

                  (a) One Hundred Twelve Thousand Two Hundred Fifty Seventy Cents ($112,250.70) of the Purchase Price shall be paid to Harris in cash by wire transfer of immediately available funds to an account designated by Harris in writing no later than two (2) business days prior to the Closing Date.

                  (b) Seven Hundred Fifty-Five Thousand Two Hundred Forty-Three Dollars and Five Cents ($755,243.05) of the Purchase Price shall be paid to Synagen by delivery of (i) cash in the amount of Six Hundred Fifty-Five Thousand Two Hundred Forty-Three Dollars and Five Cents ($655,243.05) by wire transfer of immediately available funds to an account designated by Synagen in writing no later than two (2) business days prior to the Closing Date; and (ii) Intrepid's promissory note in the principal amount of One Hundred Thousand Dollars ($100,000) substantially in the form attached hereto as Exhibit "A" (the "Synagen Promissory Note").

                  (c) Three Hundred Six Thousand Six Hundred Sixty-Nine Dollars and Eighty Cents ($306,669.80) of the Purchase Price shall be paid to Bishop by delivery of (i) cash in the amount of One Hundred Six Thousand Six Hundred Sixty-Nine Dollars and Eighty Cents ($106,669.80) by wire transfer of immediately available funds to an account designated by Bishop in writing no later than two (2) business days prior to the Closing Date; and (ii) Intrepid's promissory note in the principal amount of Two Hundred Thousand Dollars ($200,000) substantially in the form attached hereto as Exhibit "B" (the "Bishop Promissory Note ").

         (d) One Hundred Twenty-Five Thousand Eight Hundred Thirty-Six Dollars and Forty-Five Cents ($125,836.45) of the Purchase Price shall be paid to Heggestad by delivery of (i) cash in the amount of Seventy-Five Thousand Eight Hundred Thirty-Six Dollars and Forty-Five Cents ($75,836.45) by wire transfer of immediately available


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         funds to an account designated by Heggestad in writing no later than two (2) business days prior to the Closing Date; and (ii) Intrepid's promissory note in the principal amount of Fifty Thousand Dollars ($50,000) substantially in the form attached hereto as Exhibit "C" (the "Heggestad Promissory Note ").

Notwithstanding the foregoing, Intrepid shall retain $10,000 of the cash portion of the Purchase Price (the "Holdback Amount"), which shall be distributed in accordance with the following: (i) a portion of the Holdback Amount shall be paid by Intrepid to the NASD after the Closing for fines (the "NASD Fines") levied against Ewing in connection with its recently concluded examination once the amount of such fines has been liquidated; and (ii) the Pro-Rata Amount of the balance, if any, of the Holdback Amount shall be paid to the Ewing Shareholders in accordance with the terms of this Section 2.2 after Intrepid has paid the NASD Fines. If the NASD Fines are greater than the Holdback Amount, each Ewing Shareholder shall immediately pay such Ewing Shareholder's Pro Rata Amount of such excess to Intrepid by wire transfer of immediately available funds to an account designated by Intrepid.

         2.3 ADJUSTMENT TO THE PURCHASE PRICE. As the case may be, on a dollar-for-dollar basis, the cash portion of each Ewing Shareholder's Pro-Rata Amount of the Purchase Price shall be reduced or increased by the Pro-Rata Amount of such reduction or increase to such cash portion of the Purchase Price to the extent that the shareholders' equity of Ewing as of the Closing Date (the "Actual Equity"), as set forth on the Closing Date Balance Sheet, is below or above One Million Three Hundred Thousand Dollars ($1,300,000) (the "Target Equity").

         2.4 PREPARATION OF THE CLOSING DATE BALANCE SHEET. As soon as practicable (but in no event later than twenty (20) days after the Closing
Date), Intrepid, at its cost and expense, shall cause a balance sheet for Ewing to be prepared as of the close of business on the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP, using the same methods and criteria employed by Ewing in connection with the preparation of its most recent year-end balance sheet to the extent such methods are consistent with GAAP, and shall present fairly Ewing's financial position as of the Closing Date. Upon completion of the preparation of the Closing Date Balance Sheet, copies thereof shall promptly be provided to the Ewing Shareholders.

2.5 RESOLUTION OF DISPUTES. If the Ewing Shareholders shall notify Intrepid within fifteen (15) days after receipt of the Closing Date Balance Sheet that the Ewing Shareholders dispute any matter with respect thereto, then all such matters (hereinafter referred to as the "Disputed Matters") shall be submitted to arbitration in Jacksonville, Florida (the "Arbitration") within fifteen (15) days after such notice unless the Ewing Shareholders and Intrepid agree in writing to extend such fifteen (15) day period in an attempt to negotiate a settlement of such Disputed Matters. The arbitrator (the "Arbitrator") shall be any one of the nationally recognized independent accounting firms which is on the Closing Date among the five largest such firms (the "Big Five accounting firms") mutually agreed to by the Ewing Shareholders and Intrepid. Any reference herein to the Big Five accounting firms shall be deemed to include a reference to any member or employee thereof (who is a certified public accountant) which any such firm may designate as the Arbitrator on its behalf. If, within ten (10) days following the expiration of the fifteen (15) day period referred to above or any extension thereof, the Ewing Shareholders and Intrepid shall have failed to agree upon the selection of the Arbitrator or any such Arbitrator


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

selected by them shall not have agreed to perform the services called for hereunder, the Arbitrator shall thereupon be selected in accordance with the rules of the American Arbitration Association, with preference being given to any one of the Big Five accounting firms or any member or employee thereof (who is a certified public accountant) which or who may be willing to perform such services, other than any such firm which is then employed by Ewing, any of the Ewing Shareholders, Intrepid or any of their respective Affiliates. The Arbitrator shall consider only the Disputed Matters, and the Arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The Arbitrator shall act promptly to resolve all Disputed Matters, and the Arbitrator's decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The costs and expenses of the Arbitrator shall be shared 50% by the Ewing Shareholders and 50% by Intrepid.

         2.6 POST-CLOSING PAYMENTS. If the Actual Equity (a) is greater than the Target Equity, then Intrepid shall immediately pay to each Ewing Shareholder his or its Pro Rata Amount of such excess in cash, (b) is less than the Target Equity, then each of the Ewing Shareholders shall immediately pay his or its Pro Rata Amount of such deficiency to Intrepid in cash, or (c) is equal to the Target Equity, then no adjustment shall be made to the Purchase Price hereunder; provided, however, that, in each such case, if there are any Disputed Matters, any payment finally determined to be due either by agreement or by Arbitration shall be made by the Ewing Shareholders or Intrepid, as the case may be, within ten (10) days after such determination.

         2.7 OPTION SECURITIES AND CONVERTIBLE SECURITIES. Upon the consummation of the Transactions, each outstanding Option Security and each Convertible Security of Ewing, if any, whether or not then exercisable for or convertible into Ewing Common Stock or other Ewing securities, outstanding immediately prior to the consummation of the Share Purchase shall be canceled and retired and shall cease to exist, and the holder thereof shall not be entitled to receive any consideration therefor.

                                  ARTICLE 3.
            REPRESENTATIONS AND WARRANTIES OF THE EWING SHAREHOLDERS

         Except as set forth in Section 10.7 hereof, the survival of and liability for the representations and warranties contained in this Article 3 shall be governed solely by Article 10, and the remedies set forth in Article 10 shall be the sole remedies for any breach of such representations and warranties. Each of the Ewing Shareholders, severally and not jointly, hereby represents and warrants to Intrepid as follows:

         3.1 ORGANIZATION AND BUSINESS; POWER AND AUTHORITY; EFFECT OF TRANSACTION.

                  (a) Ewing and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has all requisite power and authority (corporate and otherwise) to own or hold under lease its properties and to conduct its business as now conducted and is duly qualified and in good standing as a foreign corporation in each


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

         other jurisdiction (as shown on Section 3.1(a) of the Ewing Disclosure Schedule) in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, except for such qualifications the failure of which to obtain, individually or in the aggregate, would not have a material adverse effect on Ewing.

                  (b) Such Ewing Shareholder has all requisite power and authority and has in full force and effect all Governmental Authorizations and Private Authorizations necessary to enable such Ewing Shareholder to execute and deliver, and to perform his or its obligations under, this Agreement and each Collateral Document, if any, executed or required to be executed by such Ewing Shareholder pursuant hereto or thereto or to consummate the Transactions. This Agreement has been duly executed and delivered by such Ewing Shareholder and constitutes, and each Collateral Document, if any, executed or required to be executed by such Ewing Shareholder pursuant hereto or thereto or to consummate the Transactions, when executed and delivered by such Ewing Shareholder and the other parties thereto, will constitute legal, valid and binding obligations of such Ewing Shareholder, enforceable against such Ewing Shareholder in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

                  (c) Except as set forth in Section 3.1(c) of the Ewing Disclosure Schedule, to such Ewing Shareholder's knowledge, neither the execution and delivery by such Ewing Shareholder of this Agreement or any Collateral Document, if any, executed or required to be executed by such Ewing Shareholder pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by such Ewing Shareholder:

                           (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of Ewing or any of its Subsidiaries or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of such Ewing Shareholder, Ewing or any of Ewing's Subsidiaries; or

                           (ii) will require such Ewing Shareholder, Ewing or any of its Subsidiaries to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization.

                  (d) The Subsidiaries of Ewing are as set forth in Section 3.1(d) of the Ewing Disclosure Schedule.

         3.2 TITLE TO SHARES. Such Ewing Shareholder owns the Shares set forth opposite such Ewing Shareholder's name in Section 3.2 of the Ewing Disclosure Schedule. Except as set forth


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

in Section 3.2 of the Ewing Disclosure Schedule, such Ewing Shareholder owns and has good and marketable title to the Shares as so set forth, free and clear of all Liens.

         3.3 EWING'S FINANCIAL AND OTHER INFORMATION. Ewing has heretofore furnished to Intrepid copies of the financial statements of Ewing and its Subsidiaries listed in Section 3.3 of the Ewing Disclosure Schedule (the "Ewing Financial Statements"). The Ewing Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein or as set forth in Section 3.3 of the Ewing Disclosure Schedule, and fairly present the financial condition and the results of operations and cash flow of Ewing and its Subsidiaries in accordance with GAAP, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals.

         3.4 MATERIAL STATEMENTS AND OMISSIONS; ABSENCE OF EVENTS. To such Ewing Shareholder's knowledge, neither any representation or warranty made by such Ewing Shareholder contained in this Agreement or in any certificate, document or other instrument furnished or to be furnished by such Ewing Shareholder pursuant to the provisions hereof nor the Ewing Disclosure Schedule contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein, in light of the circumstances under which they were made, not misleading. Since the date of the most recent financial statements constituting a part of the Ewing Financial Statements, except to the extent specifically described in Section 3.4 of the Ewing Disclosure Schedule, there has been no change with respect to Ewing and its Subsidiaries which has had, or (so far as such Ewing Shareholder can now reasonably foresee) is reasonably likely to have, a material adverse effect on Ewing. Since December 31, 1998, there is no Event which has had, or (so far as such Ewing Shareholder can now reasonably foresee) is reasonably likely to have, a material adverse effect on Ewing, except to the extent specifically described in Section 3.4 of the Ewing Disclosure Schedule. Such Ewing Shareholder is not aware of any impending or contemplated Event that would cause any of the representations and warranties made by such Ewing Shareholder in this Article not to be true, correct and complete on the date of such Event as if made on that date.

         3.5 TITLE TO PROPERTIES. Except for leasehold estates and related easements and licenses, Ewing and its Subsidiaries do not own, directly or indirectly, any real property. Ewing and its Subsidiaries have good, indefeasible, marketable and insurable title to or valid leasehold interests in their respective properties and assets, real or personal, tangible or intangible, reflected in the balance sheet that is a part of the Ewing Financial Statements (collectively, the "Ewing Assets"), which together constitute all of the property, real and personal, tangible and intangible, owned or leased by Ewing. All of the Ewing Assets are so owned, in each case, free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 3.5 of the Ewing Disclosure Schedule (which Liens shall be released prior to the consummation of the Share Purchase). Except for financing statements evidencing Liens referred to in the immediately preceding sentence (a true, accurate and complete list and description of which is set forth in Section 3.5 of the Ewing Disclosure Schedule), no financing statements under the Uniform Commercial Code and no other filing which names Ewing or any of its Subsidiaries as debtor or which covers or purports to cover any of the Ewing Assets is on file in any state or


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

other jurisdiction, and neither Ewing nor any Subsidiary of Ewing has signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. To such Ewing Shareholder's knowledge, there is no pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any material part of any real property leased by Ewing or any of its Subsidiaries.

         3.6 RELATED TRANSACTIONS. Neither Ewing nor any Subsidiary of Ewing is a party or subject to any Contractual Obligation relating to the ownership or operation of the Ewing Assets or the conduct of the business of Ewing and its Subsidiaries (the "Ewing Business") between Ewing or any of its Subsidiaries and any of their respective officers, directors, shareholders, employees or, to the knowledge of such Ewing Shareholder, any Affiliate of any thereof, including any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (a) Employment Arrangements listed or described in Section 4.5 of the Ewing Disclosure Schedule, (b) Contractual Obligations between Ewing or any of its Subsidiaries and any of their respective directors, shareholders, officers, employees or Affiliates of Ewing or any of the foregoing, which will be terminated, at no cost or expense to Ewing or its Subsidiaries, prior to the Closing Date, or (c) as specifically set forth in Section 3.6 of the Ewing Disclosure Schedule.

         3.7 INSURANCE. Ewing and its Subsidiaries maintain, with respect to the Ewing Assets and the Ewing Business, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Section 3.7 of the Ewing Disclosure Schedule.

         3.8 EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. Except as described in Section 3.8 of the Ewing Disclosure Schedule:

                  (a) Ewing (which for purposes of this Section shall include any ERISA Affiliate) has never contributed or sponsored, and has not at any time since its organization made any contribution to or sponsored, any Plan or Benefit Arrangement which is subject to ERISA.

                  (b) Ewing is not and never has been a party to any Multiemployer Plan or made contributions to any such Plan.

                  (c) Ewing does not maintain any Plan that provides benefits described in Section 3(1) of ERISA, except as the provisions of COBRA may apply, to any former employees or retirees of Ewing.

                  (d) The execution, delivery and performance by each Ewing Shareholder of this Agreement and the Collateral Documents executed or required to be executed pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or
         Section 4975 of the Code.

         3.9 SOLVENCY. As of the execution and delivery of this Agreement, Ewing and each of its Subsidiaries (other than Subsidiaries which are inactive and have only intercompany liabilities) are, and immediately prior to and immediately after giving effect to the consummation of the Share Purchase will be, Solvent.

         3.10 BANK ACCOUNTS, ETC. Section 3.10 of the Ewing Disclosure Schedule contains a true, accurate and complete list as of the date hereof of all banks, trust companies, savings and loan associations and brokerage firms in which Ewing or any of its Subsidiaries has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding valid and subsisting powers of attorney from Ewing or any of its Subsidiaries and a summary statement as to the terms thereof.

         3.11 ORDINARY COURSE OF BUSINESS. Except (i) as may be described in Section 3.11 of the Ewing Disclosure Schedule, (ii) as may be required or expressly contemplated by the terms of this Agreement, or (iii) as may be described in the Ewing Financial Statements, including the notes thereto, from December 31, 1998 through the date hereof, Ewing and each of its Subsidiaries:

                  (a) have operated their respective businesses in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) except in each case in the ordinary course of business, consistent with prior practice, (i) have not incurred any obligation or liability (fixed, contingent or otherwise), (ii) have not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets, (iii) have not entered into any individual commitment having a value in excess of $25,000, and (iv)have not canceled any debts or claims;

                  (c) have not created or permitted to be created any Lien on any of the Ewing Assets, except for Permitted Liens;

                  (d) have not made or committed to make any additions to its property or any purchases of equipment;

                  (e) have not increased the schedule of compensation payable or to become payable to any of the employees and consultants of Ewing and its Subsidiaries (collectively, the "Ewing Employees") other than nonmaterial increases in the ordinary course of business, or otherwise materially altered, modified or changed the terms of their employment;

                  (f) have not suffered any damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority that has had or is reasonably likely to have a material adverse effect on Ewing;

                  (g) have not waived any rights of material value without fair and adequate consideration;

                  (h)      have not experienced any work stoppage;

                  (i) except in the ordinary course of business, have not entered into, amended or terminated any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement, or any transaction, agreement or arrangement with any Affiliate of Ewing; and

                  (j) have not made, paid or declared any Distribution (except for any Distribution to Ewing by any of its Subsidiaries).

         3.12 MATERIAL AND ADVERSE RESTRICTIONS. Neither Ewing nor any Subsidiary of Ewing is a party to or subject to, nor is any of the Ewing Assets subject to, any Applicable Law or Governmental Authorization (other than Applicable Laws or Governmental Authorizations which affect similarly situated businesses in Ewing's industry generally), Contractual Obligation, Employment Arrangement, Lease, Material Agreement, Private Authorization or any other obligation or restriction of any kind or character, which now has or, as far as such Ewing Shareholder can now reasonably foresee, individually or in the aggregate, is reasonably likely to have, any material adverse effect on Ewing, except as set forth in Section 3.12 of the Ewing Disclosure Schedule. Except as set forth in Section 3.12 of the Ewing Disclosure Schedule, neither Ewing nor any of its Subsidiaries is subject to regulation under the Investment Advisers Act of 1940, as amended, or the Investment Company Act of 1940, as amended. Ewing, each of its Subsidiaries and each of their respective employees which are or who are required to be registered as a broker/dealer, an investment adviser, a registered representative, an insurance agent or a sales Person (or in a similar capacity) with any Authority or any Self-Regulatory Organization, are duly registered as such. All federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

         3.13 BROKER OR FINDER. No Person assisted in or brought about the negotiation of this Agreement or the Share Purchase in the capacity of broker, agent or finder or in any similar capacity on behalf of Ewing or the Ewing Shareholders.

         3.14 CAPITAL STOCK. The authorized and outstanding capital stock of Ewing is as set forth in Section 3.14 of the Ewing Disclosure Schedule. The Shares constitute all of the outstanding capital stock of Ewing, and all of the Shares have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive or similar rights and are owned of record and, to such Ewing Shareholder's knowledge, beneficially as shown in Section 3.14 of the Ewing Disclosure Schedule. Except as set forth in
Section 3.14 of the Ewing Disclosure Schedule, Ewing has not granted or issued, nor has Ewing agreed to grant or issue, any shares of its capital stock or any Option Security or Convertible Security, and Ewing is not a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security.

         3.15     QUALIFICATION OF THE EWING SHAREHOLDERS. Each of the Ewing
Shareholders: (a) is an "accredited investor" within the meaning of Regulation D of the Securities Act and, upon the conversion of the Synagen Promissory Note, the Bishop Promissory Note and the Heggestad Promissory Note, as the case may be, will be acquiring shares of the common stock of Intrepid for such Ewing Shareholder's own account and not with a view to, or for resale in connection with, any distribution thereof; (b) understands and acknowledges that the common stock of Intrepid to be issued upon the conversion of each of the Synagen Promissory Note, the Bishop Promissory Note and the Heggestad Promissory Note has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of such Ewing Shareholder's investment intent as expressed herein; (c) is able to bear the economic risk of an investment in the common stock of Intrepid and has such knowledge and experience in financial and business matters that such Ewing Shareholder is capable of evaluating the risks and merits of the common stock of Intrepid; (d) has personally been provided with all information or been given access to all information with respect to Intrepid which such Ewing Shareholder believes might affect such Ewing Shareholder's decision whether to effect the Transactions; and (e) understands and acknowledges that the common stock of Intrepid will be "restricted securities" as that term is defined in Rule 144 under the Securities Act and that the certificate or certificates representing the common stock of Intrepid to issued upon the conversion of the Synagen Promissory Note, the Bishop Promissory Note or the Heggestad Promissory Note will bear a legend restricting transfer unless (i) the transfer is exempt from the registration requirements under the Securities Act any applicable state securities law and an opinion of counsel reasonably satisfactory to Intrepid that such transfer is exempt therefrom is delivered to Intrepid or
(ii) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law. In determining to proceed with the transaction contemplated hereby, each of the Ewing Shareholders has relied solely on the results of such Ewing Shareholder's own independent investigation with respect to Intrepid and the common stock of Intrepid, upon the representations, warranties, covenants and statements of Intrepid set forth herein and in such Ewing Shareholder's own independent investigation of the Intrepid Business. Each of the Ewing Shareholders acknowledges that the representations, warranties, covenants and statements to the Ewing Shareholders by Intrepid set forth herein constitute the sole and exclusive representations, warranties, covenants and statements of Intrepid or any of its officers, directors, stockholders or other Affiliates in connection with the Transactions, and each of the Ewing Shareholders understands, acknowledges and agrees that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement and each of the Collateral Documents are specifically disclaimed by Intrepid.

                                   ARTICLE 4.
                       REPRESENTATIONS AND WARRANTIES OF
                         HARRIS, SYNAGEN AND HEGGESTAD

         Except as set forth in Section 10.7 hereof, the survival of and liability for the representations and warranties contained in this Article 4 shall be governed solely by Article 10, and the remedies set forth in Article 10 shall be the sole remedies for any breach of such representations and warranties. Each of Harris, Synagen and Heggestad, severally and not jointly, hereby represents and warrants to Intrepid as follows:

         4.1 COMPLIANCE WITH PRIVATE AUTHORIZATIONS. Section 4.1 of the Ewing Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually is material to the Ewing Assets or the Ewing Business. Ewing and its Subsidiaries have obtained all Private Authorizations that are necessary for the ownership or operation of the Ewing Assets or the conduct of the Ewing Business which, if not obtained and maintained, would, individually or in the aggregate, be reasonably likely to have a material adverse effect on Ewing. To such Ewing Shareholder's knowledge, all of such Private Authorizations are valid and in good standing and are in full force and effect, except for such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Ewing. To such Ewing Shareholder's knowledge, neither Ewing nor any of its Subsidiaries is in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as, individually or in the aggregate, have not had and will not have any material adverse effect on Ewing. No such Private Authorization is the subject of any pending or, to such Ewing Shareholder's knowledge, threatened, attack, revocation or termination, except for such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Ewing.

         4.2      COMPLIANCE WITH GOVERNMENTAL AUTHORIZATIONS AND APPLICABLE
LAW.

                  (a) To such Ewing Shareholder's knowledge, Section 4.2(a) of the Ewing Disclosure Schedule contains a true, complete and accurate description of each Governmental Authorization that is material to the ownership or operation of the Ewing Assets or the conduct of the Ewing Business and that is required under Applicable Law (i) to own and operate the Ewing Assets and conduct the Ewing Business as currently conducted, all of which are in full force and effect or (ii) that is necessary to permit Ewing to execute and deliver this Agreement and to perform its obligations hereunder. Ewing and its Subsidiaries have obtained all Governmental Authorizations that are necessary for the ownership or operation of the Ewing Assets or the conduct of the Ewing Business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have a material adverse effect on Ewing. None of the Governmental Authorizations listed in Section 4.2(a) of the Ewing Disclosure
         Schedule is subject to any restriction or condition that would limit in any material respect the ownership or operations of the Ewing Assets or the conduct of the Ewing Business as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. The Governmental Authorizations listed in Section 4.2(a) of the Ewing Disclosure Schedule are valid and in good standing, are in full force and effect and, to such Ewing Shareholder's knowledge, are not impaired in any material respect by any act or omission of Ewing, its Subsidiaries or any of their respective officers, directors, employees or agents, and the ownership and operation of the Ewing Assets and the conduct of the Ewing Business are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by Ewing and its Subsidiaries with all Authorities and Self-Regulatory Organizations with respect to the Ewing Business have been filed and are true, complete and accurate in all material respects. To such Ewing Shareholder's knowledge, no such Governmental Authorization currently held by Ewing or any of its Subsidiaries is the subject of any pending or, to such Ewing Shareholder's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization that, individually or in the aggregate, if revoked or terminated, would have a material adverse effect on Ewing. Such Ewing Shareholder has no reason to believe that any such Governmental Authorization will not be renewed in the name of Ewing or its Subsidiaries, as the case may be, by the granting Authority in the ordinary course.

                  (b) To such Ewing Shareholder's knowledge, Ewing and its Subsidiaries are in compliance with all Applicable Laws, except where such non-compliance, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect on Ewing. Except as set forth in Section 4.2(b) of the Ewing Disclosure Schedule, there are no Legal Actions of any kind pending or, to the knowledge of such Ewing Shareholder, threatened, at law, in equity or before any Authority or Self-Regulatory Organization against Ewing or its Subsidiaries. Such disclosed Legal Actions, if determined adversely to Ewing or its Subsidiaries, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Ewing.

                  (c) Except as set forth in Section 4.2(c) of the Ewing Disclosure Schedule, to such Ewing Shareholder's knowledge, Ewing and its Subsidiaries have not received any notification or communication from any Authorities or Self-Regulatory Organizations (i) asserting non-compliance with any of the Laws that such Authorities or Self-Regulatory Organizations enforce, (ii) threatening to revoke or condition the continuation of any Private Authorization or Governmental Authorization (nor do any grounds for any of the foregoing exist), (iii) requiring them (or any of their respective directors or controlling Persons) to enter into a cease and desist order, agreement, memorandum of understanding, censure or disciplinary agreement (or requiring the board of directors thereof to adopt any resolution or policy), or (iv) restricting or disqualifying their respective activities (except for restrictions generally imposed by disqualifying their respective activities) other than for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally.

                  (d) Other than periodic examinations by Self-Regulatory Organizations in the ordinary course, such Ewing Shareholder is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Authorities or Self-Regulatory Organizations against Ewing or any Subsidiary of Ewing or any of their respective officers, directors or employees.

                  (e) To such Ewing Shareholder's knowledge, neither Ewing, nor its Subsidiaries, nor any of their respective employees is, and, to such Ewing Shareholder's knowledge, none of Ewing's Affiliates or their respective employees are, subject to a "statutory disqualification" (as defined in Section 3(a)(39) of the Exchange Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Affiliate as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under
         Section 15, Section 15B or Section 15C of the Exchange Act, and, to such Ewing Shareholder's knowledge, there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

                  (f) To such Ewing Shareholder's knowledge, neither Ewing nor any of its Subsidiaries is required to be registered as an investment company, commodity trading advisor, commodity pool operator, futures commission merchant, insurance agent or transfer agent under any federal, state, local or foreign Law. To such Ewing Shareholder's knowledge, neither Ewing nor any its Subsidiaries acts as the "sponsor" of a "broker-dealer trading program", as such terms are defined in rule 17a-23 under the Exchange Act.

                  (g) To such Ewing Shareholder's knowledge, in the conduct of their respective businesses with respect to employee benefit plans subject to Title I of ERISA, neither Ewing nor any of its Subsidiaries has (i) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA or (ii) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to liability or Taxes under Sections 409 or 502(I) of ERISA or Section 4975(a) of the Code.

                  (h) Except as set forth in Section 4.2(c) of the Ewing Disclosure Schedule, neither Ewing nor any of its Subsidiaries is subject to any cease and desist, censure or other order issued by, or a party to any written agreement, consent agreement, memorandum of understanding or disciplinary agreement with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from or adopted any board resolutions at the request of any Authority or Self-Regulatory Organization, or been advised by any Authority or Self-Regulatory Organization that is considering issuing or requesting any such agreement or other action, and such Ewing Shareholder has no knowledge of any pending or threatened regulatory investigation.

                  (i) To such Ewing Shareholder's knowledge, except as set forth in Section 4.2(i) of the Ewing Disclosure Schedule, Ewing and its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) all applicable Authorities and (B) any Self-Regulatory Organization (collectively, the "Ewing Reports"). To such Ewing Shareholder's knowledge, as of their respective dates, the Ewing Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

         4.3 INTANGIBLE ASSETS. Except as set forth in Section 4.3 of the Ewing Disclosure Schedule, to such Ewing Shareholder's knowledge, no Intangible Assets (except Governmental Authorizations, Private Authorizations and the Intangible Assets so set forth) are required for the ownership or operation of the Ewing Assets or the conduct of the Ewing Business as currently owned, operated and conducted, except for such exceptions to the foregoing as, individually or in the aggregate, have not had and will not have any material adverse effect on Ewing. Ewing and its Subsidiaries do not, to such Ewing Shareholder's knowledge, wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and, to such Ewing Shareholder's knowledge, Ewing and its Subsidiaries have not received any notice of any claim or infringement relating to any such Intangible Asset, except for such exceptions to the foregoing which, individually or in the aggregate, have not had and are not reasonably likely to have any material adverse effect on Ewing.

         4.4      TAX MATTERS.

                  (a) Ewing and each of its Subsidiaries have in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and have paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date and which are now due and payable other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming a part of the Ewing Financial Statements. The Tax Returns of Ewing and its Subsidiaries have been prepared in all material respects in accordance with all Applicable Laws. All Taxes which Ewing and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Neither Ewing nor any of its Subsidiaries has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations respect of any Tax liabilities of Ewing or its Subsidiaries for the fiscal years prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming a part of the Ewing Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or otherwise, and there are, to such Ewing Shareholder's knowledge, no past transactions or matters which are reasonably likely to result in additional Taxes of a material nature to Ewing for which an adequate reserve has not been provided on such balance sheet. Niether Ewing nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code. To such Ewing Shareholder's knowledge, Ewing and its Subsidiaries have at all times been taxable as Subchapter C corporations under the Code, and have never been members of any consolidated group for Tax purposes, except as otherwise set forth in Section 4.4(a) of the Ewing Disclosure Schedule. Neither Ewing nor any of its Subsidiaries is a party to any tax sharing agreement or arrangement.

                  (b) All record and beneficial holders of Ewing Common Stock are "United States persons" within the meaning of Section 7701(a)(30) of the Code.

         4.5 EMPLOYMENT AND CONSULTING ARRANGEMENTS. Section 4.5 of the Ewing Disclosure Schedule contains a true, accurate and complete list of all Ewing Employees, together with each such Person's title or the capacity in which such Person is employed or retained and each such Person's compensation. Except as described in Section 4.5 of the Ewing Disclosure Schedule, all Ewing Employees are employed "at will", and neither Ewing nor any Subsidiary of Ewing has any obligation or liability, contingent or otherwise, under any Employment Arrangement with any Ewing Employee. Except as described in Section 4.5 of the Ewing Disclosure Schedule, to such Ewing Shareholder's knowledge, (a) none of the Ewing Employees is now, or since its organization has been, represented by any labor union or other employee collective bargaining organization, and neither Ewing nor any Subsidiary of Ewing is or ever has been a party to any labor or other collective bargaining agreement with respect to any of the Ewing Employees, (b) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, (c) neither Ewing nor any of it Subsidiaries is now, or has since its organization been, subject to or involved in or threatened with, any union elections, petitions therefor or other organizational or recruiting activities, in each case with respect to the Ewing Employees, and (d) none of the Ewing Employees has notified Ewing or any Subsidiary of Ewing that such Person does not intend to continue employment with Ewing or such Subsidiary or with Intrepid following the consummation of the Share Purchase. To such Ewing Shareholder's knowledge, Ewing and its Subsidiaries have performed in all material respects all obligations required to be performed under all Employment Arrangements and are not in material breach or violation of, or in material default or arrears under, any of the terms, provisions or conditions thereof.

         4.6 MATERIAL AGREEMENTS. Listed on Section 4.6 of the Ewing Disclosure Schedule are all Material Agreements relating to the ownership or operation of the Ewing Assets or the conduct of the Ewing Business or to which Ewing or any of its Subsidiaries is a party or to which it is bound or which any of the Ewing Assets is subject. True, accurate and complete copies of each of such Material Agreements have been made available by Ewing to Intrepid, and Ewing has provided Intrepid with photocopies of all such Material Agreements requested by Intrepid. To such Ewing Shareholder's knowledge, all of such Material Agreements are valid, binding and legally enforceable obligations of Ewing or its Subsidiaries, as the case may be, and all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. To such Ewing Shareholder's knowledge, neither Ewing nor its Subsidiaries, as the case may be, nor any other party thereto, has failed to comply with all of the material terms and conditions of each such Material Agreement or has done or performed, or failed to do or perform (and no Claim is pending or threatened in writing to the effect that Ewing or its Subsidiaries, as the case may be, has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of Ewing or its Subsidiaries under any such Material Agreements, except for such non-compliance, acts or omissions that, individually or in the aggregate, have not had and will not have a material adverse effect on Ewing. Except as set forth in Section 4.6 of the Ewing Disclosure Schedule, neither Ewing nor any of its Subsidiaries extends credit to any of its clients or customers.

         4.7 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.7 of the Ewing Disclosure Schedule and except for such non-compliance, failures and liabilities which have not had and are not reasonably likely to have a material adverse effect on Ewing, to such Ewing Shareholder's knowledge:

                  (a) Ewing and each of its Subsidiaries (i) have complied with the Environmental, Health and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any such failure to comply, (ii) have obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all Governmental Authorizations and training which are required under any of the Environmental, Health and Safety Laws, and (iii) have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in the Environmental, Health and Safety Laws; and

                  (b) Ewing and each of its Subsidiaries have no material liability, and Ewing and each of its Subsidiaries and their respective predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

         4.8 YEAR 2000 COMPLIANCE. To such Ewing Shareholder's knowledge (without inquiry or independent investigation), the software and hardware operated by Ewing are capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof.

                                  ARTICLE 5.
                    REPRESENTATIONS AND WARRANTIES OF BISHOP

         Except as set forth in Section 10.7 hereof, the survival of and liability for the representations and warranties contained in this Article 5 shall be governed solely by Article 10, and the remedies set forth in Article 10 shall be the sole remedies for any breach of such representations and warranties. Bishop hereby represents and warrants to Intrepid as follows:

         5.1 COMPLIANCE WITH PRIVATE AUTHORIZATIONS. Section 4.1 of the Ewing Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually is material to the Ewing Assets or the Ewing Business. Ewing and its Subsidiaries have obtained all Private Authorizations that are necessary for the ownership or operation of the Ewing Assets or the conduct of the Ewing Business which, if not obtained and maintained, would, individually or in the aggregate, be reasonably likely to have a material adverse effect on Ewing. All of such Private Authorizations are valid and in good standing and are in full force and effect, except for such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Ewing. Neither Ewing nor any of its Subsidiaries is in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as, individually or in the aggregate, have not had and will not have any material adverse effect on Ewing. No such Private Authorization is the subject of any pending or, to Bishop's knowledge, threatened, attack, revocation or termination, except for such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Ewing.

         5.2      COMPLIANCE WITH GOVERNMENTAL AUTHORIZATIONS AND APPLICABLE
LAW.

                  (a) Section 4.2(a) of the Ewing Disclosure Schedule contains a true, complete and accurate description of each Governmental Authorization that is material to the ownership or operation of the Ewing Assets or the conduct of the Ewing Business and that is required under Applicable Law (i) to own and operate the Ewing Assets and conduct the Ewing Business as currently conducted, all of which are in full force and effect or (ii) that is necessary to permit Ewing to execute and deliver this Agreement and to perform its obligations hereunder. Ewing and its Subsidiaries have obtained all Governmental Authorizations that are necessary for the ownership or operation of the Ewing Assets or the conduct of the Ewing Business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have a material adverse effect on Ewing. None of the Governmental Authorizations listed in Section 4.2(a) of the Ewing Disclosure Schedule is subject to any restriction or condition that would limit in any material respect the ownership or operations of the Ewing Assets or the conduct of the Ewing Business as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. The Governmental Authorizations listed in Section 4.2(a) of the Ewing Disclosure Schedule are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of Ewing, its Subsidiaries or any of their respective officers, directors, employees or agents, and the ownership and operation of the Ewing Assets and the conduct of the Ewing Business are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by Ewing and its Subsidiaries with all Authorities and Self-Regulatory Organizations with respect to the Ewing Business have been filed and are true, complete and accurate in all material respects. No such Governmental Authorization currently held by Ewing or any of its Subsidiaries is the subject of any pending or, to Bishop's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization that, individually or in the aggregate, if revoked or terminated, would have a material adverse effect on Ewing. Bishop has no reason to believe that any such Governmental Authorization will not be renewed in the name of Ewing or its Subsidiaries, as the case may be, by the granting Authority in the ordinary course.

                  (b) Ewing and its Subsidiaries are in compliance with all Applicable Laws, except where such non-compliance, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect on Ewing. Except as set forth in Section 4.2(b) of the Ewing Disclosure Schedule, there are no Legal Actions of any kind pending or, to Bishop's knowledge, threatened, at law, in equity or before any Authority or Self-Regulatory Organization against Ewing or its Subsidiaries. Such disclosed Legal Actions, if determined adversely to Ewing or its Subsidiaries, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Ewing.

                  (c) Except as set forth in Section 4.2(c) of the Ewing Disclosure Schedule, Ewing and its Subsidiaries have not received any notification or communication from any Authorities or Self-Regulatory Organizations (i) asserting non-compliance with any of the Laws that such Authorities or Self-Regulatory Organizations enforce, (ii) threatening to revoke or condition the continuation of any Private Authorization or Governmental Authorization (nor do any grounds for any of the foregoing exist), (iii) requiring them (or any of their respective directors or controlling Persons) to enter into a cease and desist order, agreement, memorandum of understanding, censure or disciplinary agreement (or requiring the board of directors thereof to adopt any resolution or policy), or (iv) restricting or disqualifying their respective activities (except for restrictions generally imposed by disqualifying their respective activities) other than for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally.

                  (d) Other than periodic examinations by Self-Regulatory Organizations in the ordinary course, Bishop is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Authorities or Self-Regulatory Organizations against Ewing or any Subsidiary of Ewing or any of their respective officers, directors or employees.

                  (e) Neither Ewing, nor its Subsidiaries, nor any of their respective employees is, and, to Bishop's knowledge, none of Ewing's Affiliates or their respective employees are, subject to a "statutory disqualification" (as defined in Section 3(a)(39) of the Exchange Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Affiliate as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

                  (f) Neither Ewing nor any of its Subsidiaries is required to be registered as an investment company, commodity trading advisor, commodity pool operator, futures commission merchant, insurance agent or transfer agent under any federal, state, local or foreign Law. Neither Ewing nor any its Subsidiaries acts as the "sponsor" of a "broker-dealer trading program", as such terms are defined in rule 17a-23 under the Exchange Act.

                  (g) To Bishop's knowledge, in the conduct of their respective businesses with respect to employee benefit plans subject to Title I of ERISA, neither Ewing nor any of its Subsidiaries has (i) breached any applicable fiduciary duty under
         Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA or (ii) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to liability or Taxes under Sections 409 or 502(I) of ERISA or Section 4975(a) of the Code.

                  (h) Except as set forth in Section 4.2(c) of the Ewing Disclosure Schedule, neither Ewing nor any of its Subsidiaries is subject to any cease and desist, censure or other order issued by, or a party to any written agreement, consent agreement, memorandum of understanding or disciplinary agreement with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from or adopted any board resolutions at the request of any Authority or Self-Regulatory Organization, or been advised by any Authority or Self-Regulatory Organization that is considering issuing or requesting any such agreement or other action, and Bishop has no knowledge of any pending or threatened regulatory investigation.

                  (i) Except as set forth in Section 4.2(i) of the Ewing Disclosure Schedule, Ewing and its Subsidiaries have timely filed all Ewing Reports. To Bishop's knowledge, as of their respective dates, the Ewing Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

         5.3 INTANGIBLE ASSETS. Except as set forth in Section 4.3 of the Ewing Disclosure Schedule, no Intangible Assets (except Governmental Authorizations, Private Authorizations and the Intangible Assets so set forth) are required for the ownership or operation of the Ewing Assets or the conduct of the Ewing Business as currently owned, operated and conducted, except for such exceptions to the foregoing as, individually or in the aggregate, have not had and will not have any material adverse effect on Ewing. Ewing and its Subsidiaries do not, to Bishop's knowledge, wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and Ewing and its Subsidiaries have not received any notice of any claim or infringement relating to any such Intangible Asset, except for such exceptions to the foregoing which, individually or in the aggregate, have not had and are not reasonably likely to have any material adverse effect on Ewing.

         5.4      TAX MATTERS.

                  (a) Ewing and each of its Subsidiaries have in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and have paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date and which are now due and payable other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming a part of the Ewing Financial Statements. The Tax Returns of Ewing and its Subsidiaries have been prepared in all material respects in accordance with all Applicable Laws. All Taxes which Ewing and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Neither Ewing nor any of its Subsidiaries has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations respect of any Tax liabilities of Ewing or its Subsidiaries for the fiscal years prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming a part of the Ewing Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or otherwise, and there are, to Bishop's knowledge, no past transactions or matters which are reasonably likely to result in additional Taxes of a material nature to Ewing for which an adequate reserve has not been provided on such balance sheet. Niether Ewing nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code. Ewing and its Subsidiaries have at all times been taxable as Subchapter C corporations under the Code, and have never been members of any consolidated group for Tax purposes, except as otherwise set forth in Section 4.4(a) of the Ewing Disclosure Schedule. Neither Ewing nor any of its Subsidiaries is a party to any tax sharing agreement or arrangement.

                  (b) All record and beneficial holders of Ewing Common Stock are "United States persons" within the meaning of Section 7701(a)(30) of the Code.

         5.5 EMPLOYMENT AND CONSULTING ARRANGEMENTS. Section 4.5 of the Ewing Disclosure Schedule contains a true, accurate and complete list of all Ewing Employees, together with each such Person's title or the capacity in which such Person is employed or retained and each such Person's compensation. Except as described in Section 4.5 of the Ewing Disclosure Schedule, all Ewing Employees are employed "at will", and neither Ewing nor any Subsidiary of Ewing has any obligation or liability, contingent or otherwise, under any Employment Arrangement with any Ewing Employee. Except as described in Section 4.5 of the Ewing Disclosure Schedule, (a) none of the Ewing Employees is now, or since its organization has been, represented by any labor union or other employee collective bargaining organization, and neither Ewing nor any Subsidiary of Ewing is or ever has been a party to any labor or other collective bargaining agreement with respect to any of the Ewing Employees, (b) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, (c) neither Ewing nor any of it Subsidiaries is now, or has since its organization been, subject to or involved in or threatened with, any union elections, petitions therefor or other organizational or recruiting activities, in each case with respect to the Ewing Employees, and (d) none of the Ewing Employees has notified Ewing or any Subsidiary of Ewing that such Person does not intend to continue employment with Ewing or such Subsidiary or with Intrepid following the consummation of the Share Purchase. Ewing and its Subsidiaries have performed in all material respects all obligations required to be performed under all Employment Arrangements and are not in material breach or violation of, or in material default or arrears under, any of the terms, provisions or conditions thereof.

         5.6 MATERIAL AGREEMENTS. Listed on Section 4.6 of the Ewing Disclosure Schedule are all Material Agreements relating to the ownership or operation of the Ewing Assets or the conduct of the Ewing Business or to which Ewing or any of its Subsidiaries is a party or to which it is bound or which any of the Ewing Assets is subject. True, accurate and complete copies of each of such Material Agreements have been made available by Ewing to Intrepid, and Ewing has provided Intrepid with photocopies of all such Material Agreements requested by Intrepid. All of such Material Agreements are valid, binding and legally enforceable obligations of Ewing or its Subsidiaries, as the case may be, and all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. Neither Ewing nor its Subsidiaries, as the case may be, nor, to Bishop's knowledge, any other party thereto, has failed to comply with the material terms and conditions of each such Material Agreement or has done or performed, or failed to do or perform (and no Claim is pending or threatened in writing to the effect that Ewing or its Subsidiaries, as the case may be, has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of Ewing or its Subsidiaries under any such Material Agreements, except for such non-compliance, acts or omissions that, individually or in the aggregate, have not had and will not have a material adverse effect on Ewing. Neither Ewing nor any of its Subsidiaries extends credit to any of its clients or customers.

         5.7 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.7 of the Ewing Disclosure Schedule and except for such non-compliance, failures and liabilities which have not had and are not reasonably likely to have a material adverse effect on Ewing, to Bishop's knowledge:

                  (a) Ewing and each of its Subsidiaries (i) have complied with the Environmental, Health and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any such failure to comply, (ii) have obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all Governmental Authorizations and training which are required under any of the Environmental, Health and Safety Laws, and (iii) have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in the Environmental, Health and Safety Laws; and

                  (b) Ewing and each of its Subsidiaries have no material liability, and Ewing and each of its Subsidiaries and their respective predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

         5.8 YEAR 2000 COMPLIANCE. To Bishop's knowledge, the software and hardware operated by Ewing are capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof.

                                  ARTICLE 6.
                   REPRESENTATIONS AND WARRANTIES OF INTREPID

         Except as set forth in Section 10.7 hereof, the survival of and liability for the representations and warranties contained in this Article 6 shall be governed solely by Article 10, and the remedies set forth in Article 10 shall be the sole remedies for any breach of such representations and warranties. Intrepid hereby represents and warrants to the Ewing Shareholders as follows:

         6.1 ORGANIZATION AND BUSINESS; POWER AND AUTHORITY; EFFECT OF TRANSACTION.

                  (a) Intrepid and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has all requisite power and authority (corporate and otherwise) to own or hold under lease its properties and to conduct its business as now conducted and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, except for such qualifications the failure of which to obtain, individually or in the aggregate, would not have a material adverse effect on Intrepid.

                  (b) Intrepid has all requisite power and authority (corporate and otherwise) and has in full force and effect all Governmental Authorizations and Private Authorizations necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of Intrepid. This Agreement has been duly executed and delivered by Intrepid and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions, when executed and delivered by Intrepid and the other parties thereto, will constitute legal, valid and binding obligations of Intrepid, enforceable against Intrepid in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

                  (c) Except as set forth in Section 6.1(c) of the Intrepid Disclosure Schedule, neither the execution and delivery by Intrepid of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Intrepid:

                           (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of Intrepid or any of its Subsidiaries or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of Intrepid or any of its Subsidiaries; or

                           (ii)     will require Intrepid or any of its
                  Subsidiaries to make or obtain any Governmental
                  Authorization, Governmental Filing or Private Authorization.

                  (d) The Subsidiaries of Intrepid are (i) Intrepid Asset Management, Inc., a Florida corporation, (ii) Capital Research Corporation, a Florida corporation, and (iii) Enviroq Corporation, a Delaware corporation. Enviroq owns 50% of the outstanding capital stock and has voting control of Sprayroq Corporation, a Delaware corporation ("Sprayroq"). Each of Intrepid's Subsidiaries other than Sprayroq is wholly owned.

         6.2 INTREPID'S FINANCIAL AND OTHER INFORMATION. Intrepid has heretofore furnished to the Ewing Shareholders copies of the financial statements of Intrepid (collectively, the "Intrepid Financial Statements") included in Intrepid's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and in Intrepid's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 (the "Intrepid SEC Reports"). The Intrepid Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein or as set forth in
Section 6.2 of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports, and fairly present the financial condition and the results of operations and cash flow of Intrepid and its Subsidiaries in accordance with GAAP, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals.

         6.3 MATERIAL STATEMENTS AND OMISSIONS; ABSENCE OF EVENTS. Neither any representation or warranty made by Intrepid contained in this Agreement or in any certificate, document or other instrument furnished or to be furnished by Intrepid pursuant to the provisions hereof, nor the Intrepid Disclosure Schedule, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein, in light of the circumstances under which they were made, not misleading. Since the date of the most recent financial statements constituting a part of the Intrepid Financial Statements, there has been no change with respect to Intrepid and its Subsidiaries which has had, or (so far as Intrepid can now reasonably foresee) is reasonably likely to have, a material adverse effect on Intrepid. Since December 31, 1998, there is no Event known to Intrepid which has had, or (so far as Intrepid can now reasonably foresee) is reasonably likely to have, a material adverse effect on Intrepid. Intrepid is not aware of any impending or contemplated Event that would cause any of the representations and warranties made by Intrepid in this Article 6 not to be true, correct and complete on the date of such Event as if made on that date.

         6.4 TITLE TO PROPERTIES. Intrepid and its Subsidiaries have good, indefeasible, marketable and insurable title to or valid leasehold interests in their respective properties and assets, real or personal, tangible or intangible, reflected in the balance sheet that is a part of the Intrepid Financial Statements (collectively, the "Intrepid Assets"), which together constitute all of the property, real and personal, tangible and intangible, owned or leased by Intrepid. To Intrepid's knowledge, there is no pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any material part of any Real Property of Intrepid or its Subsidiaries.

         6.5 COMPLIANCE WITH PRIVATE AUTHORIZATIONS. Section 6.5 of the Intrepid Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually is material to the Intrepid Assets or the business of Intrepid and its Subsidiaries (the "Intrepid Business"). Intrepid and its Subsidiaries have obtained all Private Authorizations that are necessary for the ownership or operation of the Intrepid Assets or the conduct of the Intrepid Business which, if not obtained and maintained, would, individually or in the aggregate, be reasonably likely to have a material adverse effect on Intrepid. To Intrepid's knowledge, all of such Private Authorizations are valid and in good standing and are in full force and effect, except for such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Intrepid. To Intrepid's knowledge, neither it nor any of its Subsidiaries is in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as, individually or in the aggregate, have not had and will not have any material adverse effect on Intrepid. No such Private Authorization is the subject of any pending or, to Intrepid's knowledge, threatened, attack, revocation or termination, except for such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Intrepid.

         6.6      COMPLIANCE WITH GOVERNMENTAL AUTHORIZATIONS AND APPLICABLE
LAW.

                  (a) To Intrepid's knowledge, Section 6.6(a) of the Intrepid Disclosure Schedule contains a true, complete and accurate description of each Governmental Authorization that is material to the ownership or operation of the Intrepid Assets or the conduct of the Intrepid Business and that is required under Applicable Law (i) to own and operate the Intrepid Assets and conduct the Intrepid Business as currently conducted, all of which are in full force and effect or (ii) that is necessary to permit Intrepid to execute and deliver this Agreement and to perform its obligations hereunder. Intrepid and its Subsidiaries have obtained all Governmental Authorizations that are necessary for the ownership or operation of the Intrepid Assets or the conduct of the Intrepid Business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have a material adverse effect on Intrepid. None of the Governmental Authorizations listed in Section 6.6(a) of the Intrepid Disclosure
         Schedule is subject to any restriction or condition that would limit in any material respect the ownership or operations of the Intrepid Assets or the conduct of the Intrepid Business as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. The Governmental Authorizations listed in Section 6.6(a) of the Intrepid Disclosure Schedule are valid and in good standing, are in full force and effect and, to Intrepid's knowledge, are not impaired in any material respect by any act or omission of Intrepid, its Subsidiaries or any of their respective officers, directors, employees or agents, and the ownership and operation of the Intrepid Assets and the conduct of the Intrepid Business are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by Intrepid and its Subsidiaries with all Authorities and Self-Regulatory Organizations with respect to the Intrepid Business have been filed and are true, complete and accurate in all material respects. To Intrepid's knowledge, no such Governmental Authorization currently held by Intrepid or any of its Subsidiaries is the subject of any pending or, to Intrepid's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization that, individually or in the aggregate, if revoked or terminated, would have a material adverse effect on Intrepid. Intrepid has no reason to believe that any such Governmental Authorization will not be renewed in the name of Intrepid or its Subsidiaries, as the case may be, by the granting Authority in the ordinary course.

                  (b) To Intrepid's knowledge, Intrepid and its Subsidiaries are in compliance with all Applicable Laws, except where such non-compliance, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect on Intrepid. Except as set forth in Section 6.6(b) of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports, there are no Legal Actions of any kind pending or, to the knowledge of Intrepid, threatened, at law, in equity or before any Authority or Self-Regulatory Organization against Intrepid or its Subsidiaries. Such disclosed Legal Actions, if determined adversely to Intrepid or its Subsidiaries, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Intrepid.

                  (c) Except as set forth in Section 6.6(c) of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports, to Intrepid's knowledge, Intrepid and its Subsidiaries have not received any notification or communication from any Authorities or Self-Regulatory Organizations (i) asserting non-compliance with any of the Laws that such Authorities or Self-Regulatory Organizations enforce, (ii) threatening to revoke or condition the continuation of any Private Authorization or Governmental Authorization (nor do any grounds for any of the foregoing exist), (iii) requiring them (or any of their respective directors or controlling Persons) to enter into a cease and desist order, agreement, memorandum of understanding, censure or disciplinary agreement (or requiring the board of directors thereof to adopt any resolution or policy), or (iv) restricting or disqualifying their respective activities (except for restrictions generally imposed by disqualifying their respective activities) other than for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally.

                  (d) Other than periodic examinations by Self-Regulatory Organizations in the ordinary course, Intrepid is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Authorities or Self-Regulatory Organizations against Intrepid or any Subsidiary of Intrepid or any of their respective officers, directors or employees.

                  (e) To Intrepid's knowledge, neither Intrepid, nor its Subsidiaries, nor any of their respective employees is, and, to Intrepid's knowledge, none of Intrepid's Affiliates or their respective employees are, subject to a "statutory disqualification" (as defined in Section 3(a)(39) of the Exchange Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Affiliate as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and, to Intrepid's knowledge, there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

                  (f) Neither Intrepid nor any of its Subsidiaries is required to be registered as an investment company, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent or transfer agent under any federal, state, local or foreign Law. Neither Intrepid nor any its Subsidiaries acts as the "sponsor" of a "broker-dealer trading program", as such terms are defined in rule 17a-23 under the Exchange Act.

                  (g) To Intrepid's knowledge, in the conduct of their respective businesses, neither Intrepid nor any of its Subsidiaries has (i) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA or (ii) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to liability or Taxes under Sections 409 or 502(I) of ERISA or Section 4975(a) of the Code.

                  (h) Neither Intrepid nor any of its Subsidiaries is subject to any cease and desist, censure or other order issued by, or a party to any written agreement, consent agreement, memorandum of understanding or disciplinary agreement with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from or adopted any board resolutions at the request of any Authority or Self-Regulatory Organization, or been advised by any Authority or Self-Regulatory Organization that is considering issuing or requesting any such agreement or other action, and Intrepid has no knowledge of any pending or threatened regulatory investigation.

                  (i)      To Intrepid's knowledge, except as set forth in
         Section 6.6(i) of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports, Intrepid and its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) all applicable Authorities and (B) any Self-Regulatory Organization (collectively, the "Intrepid Reports"). To Intrepid's knowledge, as of their respective dates, the Intrepid Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

         6.7 INTANGIBLE ASSETS. Except as set forth in Section 6.7 of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports, to Intrepid's knowledge, no Intangible Assets (except Governmental Authorizations, Private Authorizations and the Intangible Assets so set forth) are required for the ownership or operation of the Intrepid Assets or the conduct of the Intrepid Business as currently owned, operated and conducted, except for such exceptions to the foregoing as, individually or in the aggregate, have not had and will not have any material adverse effect on Intrepid. Intrepid and its Subsidiaries do not, to Intrepid's knowledge, wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and, to Intrepid's knowledge, Intrepid and its Subsidiaries have not received any notice of any claim or infringement relating to any such Intangible Asset, except for such exceptions to the foregoing which, individually or in the aggregate, have not had and are not reasonably likely to have any material adverse effect on Intrepid.

         6.8 RELATED TRANSACTIONS. Neither Intrepid nor any Subsidiary of Intrepid is a party or subject to any Contractual Obligation relating to the ownership or operation of the Intrepid Assets or the conduct of the Intrepid Business between Intrepid or any of its Subsidiaries and any of their respective officers, directors, shareholders, employees or, to Intrepid's knowledge, any Affiliate of any thereof, including any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (a) Employment Arrangements of Intrepid listed or described in Section 6.8 of the Intrepid Disclosure Schedule, (b) Contractual Obligations between Intrepid or any of its Subsidiaries and any of their respective directors, shareholders, officers, employees or Affiliates of Intrepid or any of the foregoing, which will be terminated, at no cost or expense to Intrepid or its Subsidiaries, prior to the date hereof, or (c) as otherwise specifically set forth in Section 6.8 of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports.

         6.9 INSURANCE. Intrepid and its Subsidiaries maintain, with respect to the Intrepid Assets and the Intrepid Business, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Section 6.9 of the Intrepid Disclosure Schedule.

         6.10 TAX MATTERS. Intrepid and each of its Subsidiaries have in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and have paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date and which are now due and payable other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming a part of the Intrepid Financial Statements. The Tax Returns of Intrepid and its Subsidiaries have been prepared in all material respects in accordance with all Applicable Laws. All Taxes which Intrepid and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Neither Intrepid nor any of its Subsidiaries has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of Intrepid or its Subsidiaries for the fiscal years prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming a part of the Intrepid Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or otherwise, and there are, to Intrepid's knowledge, no past transactions or matters which are reasonably likely to result in additional Taxes of a material nature to Intrepid for which an adequate reserve has not been provided on such balance sheet. Niether Intrepid nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code. Intrepid and its Subsidiaries have at all times been taxable as Subchapter C corporations under the Code, and have never been members of any consolidated group for Tax purposes, except as otherwise set forth in Section
6.10 of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports. Neither Intrepid nor any of its Subsidiaries is a party to any tax sharing agreement or arrangement.

         6.11 EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. Except as described in Section 6.11 of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports:

                  (a) Intrepid (which for purposes of this Section shall include any ERISA Affiliate) has never contributed or sponsored, and has not at any time since its organization made any contribution to or sponsored, any Plan or Benefit Arrangement which is subject to ERISA.

                  (b) Intrepid is not and never has been a party to any Multiemployer Plan or made contributions to any such Plan.

                  (c) Intrepid does not maintain any Plan that provides benefits described in Section 3(1) of ERISA, except as the provisions of COBRA may apply, to any former employees or retirees of Intrepid.

                  (d) The execution, delivery and performance by each Intrepid Shareholder of this Agreement and the Collateral Documents executed or required to be executed pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or
         Section 4975 of the Code.

         6.12 SOLVENCY. As of the execution and delivery of this Agreement, Intrepid and each of its Subsidiaries (other than Subsidiaries which are inactive and have only intercompany liabilities) are, and immediately prior to and immediately after giving effect to the consummation of the Share Purchase will be, Solvent.

         6.13 MATERIAL AND ADVERSE RESTRICTIONS. Neither Intrepid nor any Subsidiary of Intrepid is a party to or subject to, nor is any of the Intrepid Assets subject to, any Applicable Law or Governmental Authorization (other than Applicable Laws or Governmental Authorizations which affect similarly situated businesses in Intrepid's industry generally), Contractual Obligation, Employment Arrangement, Lease, Material Agreement, Private Authorization or any other obligation or restriction of any kind or character, which now has or, as far as Intrepid can now reasonably foresee, individually or in the aggregate, is reasonably likely to have, any material adverse effect on Intrepid, except as set forth in Section 6.13 of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports. Except as set forth in Section 6.13 of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports, neither Intrepid nor any of its Subsidiaries is subject to regulation under the Investment Advisers Act of 1940, as amended, or the Investment Company Act of 1940, as amended. Intrepid, each of its Subsidiaries and each of their respective employees which are or who are required to be registered as a broker/dealer, an investment adviser, a registered representative, an insurance agent or a sales Person (or in a similar capacity) with any Authority or any Self-Regulatory Organization, are duly registered as such. All federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

         6.14 BROKER OR FINDER. No Person assisted in or brought about the negotiation of this Agreement or the Share Purchase in the capacity of broker, agent or finder or in any similar capacity on behalf of Intrepid.

         6.15 ENVIRONMENTAL MATTERS. Except as set forth in Section 6.15 of the Intrepid Disclosure Schedule or in the Intrepid SEC Reports and except for such non-compliance, failures and liabilities which have not had and are not reasonably likely to have a material adverse effect on Intrepid, to Intrepid's knowledge:

                  (a) Intrepid and each of its Subsidiaries (i) have complied with the Environmental, Health and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any such failure to comply, (ii) have obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all Governmental Authorizations and training which are required under any of the Environmental, Health and Safety Laws, and (iii) have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in the Environmental, Health and Safety Laws; and

                  (b) Intrepid and each of its Subsidiaries have no material liability, and Intrepid and each of its Subsidiaries and their respective predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

         6.16 YEAR 2000 COMPLIANCE. To Intrepid's knowledge (without inquiry or independent investigation), the software and hardware operated by Intrepid are capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof.

                                   ARTICLE 7.
                                   COVENANTS

         7.1      ACCESS TO INFORMATION.

                  (a) The Ewing Shareholders shall afford, and shall cause Ewing to afford, to Intrepid and, on a need to know basis, its accountants, counsel, financial advisors and other representatives (the "Intrepid Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of Ewing's properties, books, contracts, commitments and records (including its tax returns) and, during such period, shall furnish promptly to Intrepid or the Intrepid Representatives (i) a copy of each report, schedule, memorandum, letter, agreement or other document that may have a material adverse effect on Ewing; and (ii) such other information concerning the Ewing Business and the Ewing Assets as Intrepid shall reasonably request; provided, however, that no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Transactions.

                  (b) Intrepid shall, and shall use its best efforts to cause the Intrepid Representatives to, hold in strict confidence, and not disclose to any Person without the prior written consent of the other party hereto, or use in any manner except in connection with the Transactions, all information obtained from Ewing and the Ewing Shareholders in connection with the Transactions (collectively, "Confidential Information"), except that such Confidential Information may be disclosed (i) where necessary to any Authorities or Self-Regulatory Organizations; (ii) if required by court order or decree; (iii) if it is ascertainable or obtained from public or published information; (iv) if it is or becomes known to the public other than through disclosure by Intrepid or the Intrepid Representatives; (vi) if Intrepid can demonstrate it was in its possession prior to disclosure thereof in connection with this Agreement; (vii) if Intrepid can demonstrate it was independently developed by it; or (viii) if Intrepid is advised in writing by counsel that it is legally required to make such disclosure. If such information is to be disclosed pursuant to (i) or (ii) hereinabove, Intrepid shall (x) give as much notice to the Ewing Shareholders as is practicable prior to making such disclosure, (y) cooperate with the Ewing Shareholders to obtain an appropriate protective order or other reliable assurance to prevent or limit the disclosure of the information and (z) disclose only that portion of the information as is necessary to comply with Applicable Law.

         7.2 CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING. During the period from the date of this Agreement to the Closing Date, except as otherwise contemplated by this Agreement or consented to or approved by Intrepid in writing, the Ewing Shareholders shall cause Ewing (i) to conduct the Ewing Business in the usual, regular and ordinary course consistent with past practice and prudent business principles and (ii) to use its reasonable best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and to retain the services of its officers and key employees. The Ewing Shareholders further agree that on and or after the date hereof and prior to the Closing Date, without the written consent of Intrepid, the Ewing Shareholders shall not cause or otherwise suffer or permit Ewing or any of its Subsidiaries to:

                  (a) alter, amend or modify any provision of its Articles of Incorporation and Bylaws;

                  (b) incur or become subject to, or agree to incur or become subject to, any obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of the Ewing Business;

                  (c) discharge or satisfy any Lien or pay any obligation or liability (absolute or contingent) other than liabilities payable in the ordinary course of the Ewing Business;

                  (d) mortgage, pledge or subject to any Lien any of Ewing's properties, or agree so to do;

                  (e) sell or transfer or agree to sell or transfer any of the Ewing Assets or cancel or agree to cancel any debt or claim, except in each case in the ordinary course of the Ewing Business;

                  (f) consent or agree to a waiver of any right of substantial value;

                  (g) enter into any transaction other than in the ordinary course of the Ewing Business;

                  (h) except as provided in Section 7.2(h) of the Ewing Disclosure Schedule, increase the rate of compensation payable or to become payable by it to any Ewing Employees or any agents of Ewing by more than 5% of the rate being paid to them at the date hereof;

                  (i)      terminate any Material Agreement of Ewing;

                  (j) through negotiation or otherwise, make any commitment or incur any liability or obligation to any labor organization except in the ordinary course of the Ewing Business consistent with past practice;

                  (k) except as provided in Section 7.2(k) of the Ewing Disclosure Schedule, make or agree to make any accrual or arrangement for or payment of bonuses or special compensation of any kind to any Ewing Employee;

                  (l) except for the termination of Ms. Janice Jones, the details of which have been previously provided by Ewing to Intrepid, terminate any Ewing Employee earning in excess of $25,000 per annum or directly or indirectly pay or make a commitment to pay any severance or termination pay to any Ewing Employee or agent of Ewing except in the ordinary course of the Ewing Business consistent with past practice;

                  (m) introduce any new method of management, operation or accounting with respect to the Ewing Business or any of the Ewing Assets or any rights applicable thereto;

                  (n) offer or extend more favorable prices, discounts or allowances than were offered or extended regularly on and prior to the date hereof;

                  (o) make capital expenditures or commitments therefor in excess of $10,000 except for repairs and maintenance in the ordinary course of the Ewing Business consistent with past practice; or

                  (p) authorize or enter into any agreement to do any of the foregoing.

         7.3 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the Transactions, including using its reasonable efforts to obtain all Private Authorizations and Governmental Authorizations and to effect all necessary filings and submissions with all Authorities and Self-Regulatory Organizations.

         7.4 SATISFACTION OF CONDITIONS. Each of the parties hereto shall use its best efforts to fulfill or obtain the fulfillment of all of the conditions to Closing set forth herein.

         7.5 NOTICE OF DEVELOPMENTS. Intrepid and the Ewing Shareholders agree to give each other prompt written notice in the event that any of the representations and warranties made by Intrepid or any of the Ewing Shareholders are discovered to be untrue as of the time made or in the event any party hereto determines that his or its own representations and warranties shall be untrue as if made at and as of the Closing Date.

         7.6 EMPLOYEE BENEFITS. Following the Closing Date, Intrepid shall provide generally to the officers and employees of Ewing and its Subsidiaries employee benefits under employee benefit plans on terms and conditions which, when taken as a whole, are substantially similar to those currently provided by Ewing and its Subsidiaries to their similarly situated officers and employees and set forth in Section 7.6 of the Ewing Disclosure Schedule. For purposes of participation and vesting under such employee benefit plans, the service of the employees of Ewing and its Subsidiaries prior to the Closing Date shall be treated as service with Intrepid.

         7.7 ELECTIONS TO THE BOARD OF DIRECTORS. Immediately following the Closing, Intrepid shall use its best efforts to cause Messrs. Benjamin C. Bishop, Jr. and Arnold A. Heggestad to be elected to the Board of Directors of Intrepid.

         7.8 ADVANCE TO EMPLOYEE. If, following the Closing Date, Ewing shall receive reimbursement of the advance made by Ewing to Don Erwin in the amount of $31,136.14 or any portion thereof, such amount shall be paid in cash in immediately available funds to each of the Ewing Shareholders in proportion to their Pro Rata Amount without adjustment by Intrepid.

         7.9 KEY MAN INSURANCE. After the Closing, Intrepid or Ewing may, in its discretion and at its sole cost and expense, purchase and maintain one or more policies of key man insurance on Bishop, which policies of insurance shall designate Intrepid or Ewing, as the case may be, as the beneficiary thereunder. Bishop covenants and agrees to cooperate fully with Intrepid and Ewing after the date hereof in obtaining such policies of insurance and to make available all records and information that are required to obtain such policies of insurance in a prompt and timely manner.

         7.10 RULE 144. From the Closing Date until December 31, 2004, Intrepid shall (i) make available adequate current public information and (ii) file with the SEC in a timely manner all reports and other documents required of Intrepid under the Exchange Act so as to facilitate the disposition by the Ewing Shareholders of the shares of common stock of Intrepid, if any, issued to the Ewing Shareholders upon conversion of the Synagen Promissory Note, the Bishop Promissory Note or the Heggestad Promissory Note, as the case may be, in accordance with the terms of Rule 144 under the Securities Act as in effect on the date hereof. In connection with any sale, transfer or other disposition by any Ewing Shareholder or its assigns of shares of the capital stock of Intrepid pursuant to Rule 144 under the Securities Act, Intrepid shall reasonably cooperate with such Ewing Shareholder or its assigns to facilitate the timely preparation and delivery of certificates representing such shares to be sold and not bearing any Securities Act legend other than as may be required by Applicable Law.

                                  ARTICLE 8.
                       CLOSING; CLOSING DATE; DELIVERIES

         8.1 CLOSING; CLOSING DATE. The Transactions shall close and all deliveries to be made at the time of closing of the Transactions (the "Closing") shall take place at 10:00 a.m., local time, on August 4, 1999, or on such other date as may be agreed upon from time to time in writing by the Ewing Shareholders and Intrepid (the "Closing Date"). The Closing shall take place at the offices of Foley & Lardner, Jacksonville, Florida, or such other place as the parties hereto shall agree.

         8.2 DELIVERIES BY THE EWING SHAREHOLDERS. On or prior to the Closing Date, the Ewing Shareholders shall deliver or cause to be delivered to Intrepid each of the following:

                  (a) Certificates representing the Shares in accordance with the terms of Section 2.2 hereof.

                  (b) An Employment Agreement substantially in the form of Exhibit D attached hereto and incorporated herein by this reference (the "Bishop Employment Agreement"), duly executed by Bishop;

                  (c) An Employment Agreement substantially in the form of Exhibit E attached hereto and incorporated herein by this reference (the "Beach Employment Agreement"), duly executed by Beach;

                  (d) An opinion of Foley & Lardner, counsel to Ewing, dated as of the Closing Date, substantially in the form of Exhibit F hereto;

                  (e) Written resignations of all of the directors and officers of Ewing, except for such directors and officers as Intrepid shall designate in writing; and

                  (f) Such other separate instruments or documents as Intrepid may reasonably deem necessary or appropriate in order to consummate the Transactions.

         8.3 DELIVERIES BY INTREPID. On or prior to the Closing Date, Intrepid shall deliver or cause to be delivered to the Ewing Shareholders each of the following:

                  (a) The cash portion of the Purchase Price in accordance with the terms of Section 2.1 hereof;

                  (b)      The Synagen Promissory Note, duly executed by
         Intrepid;

                  (c)      The Bishop Promissory Note, duly executed by
         Intrepid;

                  (d)      The Heggestad Promissory Note, duly executed by
         Intrepid;

                  (e)      The Bishop Employment Agreement, duly executed by
         Intrepid;

                  (f)      The Beach Employment Agreement, duly executed by
         Intrepid;

                  (g) An opinion of Rogers & Hardin LLP, counsel to Intrepid, dated as of the Closing Date, substantially in the form of Exhibit G hereto; and

                  (h) Such other separate instruments or documents as the Ewing Shareholders may reasonably deem necessary or appropriate in order to consummate the Transactions.

                                  ARTICLE 9.
                      CONDITIONS PRECEDENT TO OBLIGATIONS

         9.1 CONDITIONS TO OBLIGATIONS OF INTREPID. Each and every obligation of Intrepid to be performed on the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of the following conditions (unless waived in writing by Intrepid):

                  (a) The representations and warranties set forth in Articles 3, 4 and 5 hereof shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such date;

                  (b) All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by the Ewing Shareholders shall have been fully performed and complied with on or prior to the Closing Date, including the delivery of fully executed instruments and documents in accordance with Section 8.2 hereof;

                  (c) There shall be no pending or threatened Claims, Legal Actions or investigations by any Authorities against Intrepid, the Ewing Shareholders or Ewing, for the purpose of enjoining or preventing the consummation of this Agreement or the Transactions, or otherwise claiming that this Agreement or the consummation of the Transactions is illegal;

                  (d) All Private Authorizations, Governmental Authorizations and filings or registrations with any Authority or Self-Regulatory Organization required in connection with the execution, delivery and performance of this Agreement (including all consents, approvals, authorizations, certificates, licenses and permits of the NASD) shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on Ewing; and

                  (e) There shall not have occurred any event or circumstance resulting or reasonably likely to have a material adverse effect on Ewing.

         9.2 CONDITIONS TO OBLIGATIONS OF THE EWING SHAREHOLDERS. Each and every obligation of the Ewing Shareholders to be performed on the Closing Date shall be subject to the satisfaction on or prior to the Closing Date of the following conditions (unless waived in writing by the Ewing Shareholders):

                  (a)      The representations and warranties set forth in
         Article 6 hereof shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such date;

                  (b) All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Intrepid shall have been fully performed and complied with on or prior to the Closing Date, including the delivery of fully executed instruments and documents in accordance with Section 8.3 hereof;

                  (c) There shall be no pending or threatened Claims, Legal Actions or investigations by any Authorities against Intrepid, the Ewing Shareholders or Ewing, for the purpose of enjoining or preventing the consummation of this Agreement or the Transactions, or otherwise claiming that this Agreement or the consummation of the Transactions is illegal;

                  (d) All Private Authorizations, Governmental Authorizations and filings or registrations with any Authority or Self-Regulatory Organization required in connection with the execution, delivery and performance of this Agreement (including all consents, approvals, authorizations, certificates, licenses and permits of the NASD shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on Intrepid; and

                  (e) There shall not have occurred any event or circumstance resulting or reasonably likely to have a material adverse effect on Intrepid.

                                  ARTICLE 10.
                                INDEMNIFICATION

         10.1 SURVIVAL. Regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto, the representations and warranties of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing Date and shall remain operative and in full force and effect for a period of twelve (12) months after the Closing Date, except for representations and warranties contained in Sections 3.1, 3.2, 3.5, 3.8, 3.14, 4.2, 4.3, 4.4, 4.7, 5.2, 5.3,
5.4, 5.7, 6.1, 6.4, 6.6, 6.7, 6.10, 6.11 and 6.16 hereof, all of which shall survive and remain operative and in full force and effect for the applicable statute of limitations. The covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing Date (unless any such covenant or agreement by its express terms in this Agreement does not so survive) and shall remain operative and in full force and effect for the statute of limitations applicable to contractual obligations. The term "Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives the Closing Date as provided in this Section 10.1. No claim for indemnification, other than with respect to fraud or intentional and willful breach or misrepresentation, may be asserted after the expiration of the Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which arises and is the subject of a Claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         10.2     INDEMNIFICATION.

                  (a) Each Ewing Shareholder agrees, severally and not jointly, that on and after the Closing Date, such Ewing Shareholder shall indemnify and hold harmless Intrepid and its stockholders, directors, officers, employees and representatives (collectively, the "Intrepid Indemnified Parties") from and against such Ewing Shareholder's Pro Rata Amount of any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys', accountants' and experts' fees and expenses incurred, including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Loss and Expense"), suffered by the Intrepid Indemnified Parties by reason of or arising out of (i) any breach of representation or warranty made by such Ewing Shareholder pursuant to this Agreement or any Collateral Document, or (ii) any failure by such Ewing Shareholder to perform or fulfill any of its covenants or agreements set forth in this Agreement or any Collateral Document.

                  (b) Intrepid agrees that on and after the Closing Date it shall indemnify each Ewing Shareholder and hold such Ewing Shareholder harmless from and against all Loss and Expense suffered by such Ewing Shareholder by reason of or arising out of (i) any breach of representation or warranty made by Intrepid pursuant to this Agreement or any Collateral Document, or (ii) any failure by Intrepid to perform or fulfill any of its covenants or agreements set forth in this Agreement or any Collateral Document.

         10.3     LIMITATION OF LIABILITY. Notwithstanding the provisions of
Section 10.2 hereof, after the Closing Date, except as otherwise provided in
Section 10.6 hereof, the Intrepid Indemnified Parties, on the one hand, and the Ewing Shareholders, on the other hand, shall be entitled to recover their Loss and Expense in respect of any Claim only (i) in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, Twenty-Five Thousand Dollars ($25,000), in which event the indemnified party shall be entitled to recover all such Loss and Expense; and (ii) to the extent that the aggregate Loss and Expense for all Claims does not exceed Five Hundred Thousand Dollars ($500,000). In no event shall (i) the liability of any Ewing Shareholder exceed his or its Pro Rata Amount of the aggregate Loss and Expense which may be recovered hereunder, or (ii) any Ewing Shareholder be entitled to recover more than his or its Pro Rata Amount of the aggregate Loss and Expense which may be recovered hereunder.

         10.4 NOTICE OF CLAIMS. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable Indemnity Period specified in Section 10.1 hereof, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify prejudices such indemnifying party's ability to defend against such Claim.

         10.5 DEFENSE OF THIRD PARTY CLAIMS. The indemnifying party shall have the right to conduct and control, through legal counsel of its own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Legal Action or other Claim, then the indemnified party may defend, through legal counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such Legal Action or other Claim (a) include a full release of the indemnified party from the Legal Action or other Claim which is the subject of the Settlement Proposal, and (b) if the indemnified party is an Intrepid Indemnified Party, and such compromise or settlement does not include any term or condition which would restrict in any material manner the continued ownership or operations of the Ewing Assets or the conduct of the Ewing Business in substantially the manner then being owned, operated and conducted. No matter whether an indemnifying party defends or prosecutes any third party Legal Action or Claim, the indemnified and indemnifying parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include access during normal business hours afforded to the indemnifying party to, and reasonable retention by the indemnified party of, records and information which are reasonably relevant to such third party Legal Action or Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith.

         10.6 RIGHT OF SET-OFF. If from time to time and at any time after the Closing Date Intrepid or Ewing shall have been finally determined to be entitled to be paid any amount by the Ewing Shareholders based upon a final and binding arbitration or the final judgment of a court of competent jurisdiction under the provisions of this Article 10 or any other provision of this Agreement or pursuant to any Exhibit hereto or any other agreement executed and delivered in connection herewith, Intrepid and Ewing shall be entitled, if they so elect, to set-off such amount against, or to deduct such amount from, any payments to be made by Intrepid or Ewing to the Ewing Shareholders pursuant to this Agreement, the Synagen Promissory Note, the Bishop Promissory Note or the Heggestad Promissory Note. The right of set-off described in this Section 10.6 shall be in addition to, and not in substitution of, any other rights Intrepid and Ewing shall be entitled to under the provisions of this Article 10 or otherwise.

         10.7 EXCLUSIVE REMEDY. Except for fraud, purposeful or intentional misrepresentation or willful or intentional breach of any warranty, covenant or agreement or as otherwise provided in Section 12.4 hereof, the indemnification (and any available right of offset) provided in this Article 10 shall be the sole and exclusive remedy after the Closing Date available to any party against any other party for any Claim under this Agreement.

                                  ARTICLE 11.
                                  TERMINATION

         11.1 TERMINATION BY INTREPID. This Agreement may be terminated and cancelled at any time prior to the Closing Date by Intrepid upon written notice to the Ewing Shareholders if: (i) any of the representations or warranties of the Ewing Shareholders contained herein shall prove to be inaccurate or untrue; or (ii) any obligation, term or condition to be performed, kept or observed by the Ewing Shareholders or Ewing hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement; provided, however, that the Ewing Shareholders shall have a 10-day period in which to cure any defect described in clause (i) or (ii) of this
Section 11.1, and Intrepid may not terminate this Agreement if the Ewing Shareholders cure such defect within such 10-day period.

         11.2 TERMINATION BY THE EWING SHAREHOLDERS. This Agreement may be terminated and cancelled at any time prior to the Closing Date by the Ewing Shareholders upon joint written notice to Intrepid if: (i) any of the representations or warranties of Intrepid contained herein shall prove to be inaccurate or untrue; or (ii) any obligation, term or condition to be performed, kept or observed by Intrepid hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement; provided, however, that Intrepid shall have a 10-day period in which to cure any defect described in clause (i) or (ii) of this Section 11.2, and the Ewing Shareholders may not terminate this Agreement if Intrepid cures such defect within such 10-day period.

         11.3 TERMINATION BY ANY PARTY. Any party hereto shall have the right to terminate and cancel this Agreement if (i) the Closing Date shall not have occurred on or before September 1, 1999, provided that such failure of occurrence shall not have resulted from the delay, default or breach of such party; or (ii) a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

         11.4 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and cancelled at any time prior to the Closing Date by mutual written consent of Intrepid and the Ewing Shareholders.

         11.5 EFFECT OF TERMINATION. In the event of termination of this Agreement by any party hereto as provided in this Article 11, this Agreement shall forthwith become void and there shall be no further obligation on the part of either party or their officers or directors (except as set forth in this Section 11.5 and in Section 7.1(b), which shall survive such termination; provided, however, that nothing in this Section 11.5 shall relieve any party from liability for any breach or failure of observance of any provision of this Agreement. ARTICLE 12. GENERAL PROVISIONS

         12.1 WAIVERS; AMENDMENTS. Changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the parties hereto. No delay on the part of either party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or to exercise any right or remedy thereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision thereof or default thereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection therewith.

         12.2 FEES, EXPENSES AND OTHER PAYMENTS. All costs and expenses incurred in connection with any transfer taxes, sales taxes, recording or documentary taxes, stamps or other charges levied by any Authority in connection with this Agreement and the consummation of the Share Purchase shall be paid by Intrepid. Except for the costs and expenses referred to in the first sentence of this Section 12.2, (a) Intrepid shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees, costs and expenses of its financial advisors, accountants and legal counsel, and (b) the Ewing Shareholders shall pay all of the fees, costs and expenses incurred by them and by Ewing and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, including the fees, costs and expenses of their respective financial advisors, accountants and legal counsel; provided, however, that all fees, costs and expenses of Ewing and its Subsidiaries and the Ewing Shareholders incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Ewing and shall be accounted for as a reduction in Actual Equity on the Closing Date Balance Sheet. Any of such fees, costs and expenses not accounted for as a reduction in Actual Equity on the Closing Date Balance Sheet shall be paid by the Ewing Shareholders and shall not be paid by Ewing or its Subsidiaries or out of any of the Ewing Assets.

         12.3 NOTICES. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be deemed to have been delivered (a) three (3) business days after being mailed by first-class or express mail, postage prepaid, (b) the next day when sent overnight by recognized courier service,
(c) upon confirmation when sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or by recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (d) upon delivery when personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

                  (a)      If to Intrepid:

                           Intrepid Capital Corporation
                           50 North Laura Street, Suite 3550
                           Jacksonville, Florida  32202
                           Attention:  Mr. Forrest Travis
                           Telecopier No.:  (904) 355-1745
                  with a copy to (which shall not constitute notice to Intrepid):

                           Rogers & Hardin LLP
                           2700 International Tower, Peachtree Center
                           229 Peachtree Street, N.E.
                           Atlanta, Georgia 30303
                           Attention:  Steven E. Fox, Esq.
                           Telecopier No.:  (404) 525-2224

                  (b)      If to the Ewing Shareholders:

                           Charles E. Harris and Synagen Capital Partners, Inc. 1430 Elizabeth Drive
                           Winter Park, Florida  32789
                           Telecopier No.:  (407) 648-4230

                  with a copy to (which shall not constitute notice to any Ewing Shareholder):

                           Foley & Lardner
                           200 Laura Street
                           Jacksonville, Florida  32202
                           Attention:  John T. Sefton, Esq.
                           Telecopier No.:  (904) 359-8700

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         12.4 SPECIFIC PERFORMANCE; OTHER RIGHTS AND REMEDIES. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and further agrees that for breach of such provisions, each party shall, in addition to the remedies set forth in
Article 10 hereof and such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting any party from pursuing any other remedies available to it pursuant to the provisions of this Agreement or Applicable Law for such breach or threatened breach, including the recovery of damages.

         12.5 SEVERABILITY. If any term or provision of this Agreement shall be held to be, or shall in fact be, invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions and terms hereof, or the application of such term or provision to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable, shall not be affected thereby, and there shall be deemed substituted for the provision or term at issue a valid, legal and enforceable provision as similar as possible to the provision or term at issue. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         12.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one set of such counterparts.

         12.7 SECTION HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         12.8 GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with the laws of the State of Florida, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

         12.9 FURTHER ACTS. Each party hereto agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party hereto or its legal counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         12.10 ENTIRE AGREEMENT. This Agreement (together with the Ewing Disclosure Schedule, the Exhibits and the other Collateral Documents delivered or to be delivered in connection herewith) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the parties, with respect to the subject matter hereof. Each of the parties hereto is a sophisticated Person that was advised by experienced legal counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Each of the parties hereto hereby acknowledges that (a) none of the parties hereto has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (or such of the foregoing as are delivered at the consummation of the Share Purchase), (b) there are no covenants or agreements by or on behalf of any party hereto or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement and the Collateral Documents, and (c) the parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement and the Collateral Documents.

         12.11 EXHIBITS. The Ewing Disclosure Schedule and all Exhibits hereto are hereby incorporated into this Agreement and made a part hereof as if set out in full herein.

         12.12 ASSIGNMENT. This Agreement shall not be assignable by any party hereto and any such assignment shall be null and void, except that it shall inure to the benefit of and be binding upon any successor to any party hereto by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets.

         12.13 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 12.12 hereof. There are no third party beneficiaries of this Agreement.

         12.14 MUTUAL DRAFTING. This Agreement is the result of the joint efforts of the Ewing Shareholders and Intrepid, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and there shall be no construction against any party hereto based on any presumption of that party's involvement in the drafting thereof.




                             [SIGNATURES NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                               INTREPID CAPITAL CORPORATION


                               By       /s/ Forrest Travis
                                  ------------------------------------------
                                  Name:     Forrest Travis
                                        ------------------------------------
                                  Title:    President
                                         -----------------------------------


                              EWING SHAREHOLDERS:

                                   /s/ Charles E. Harris
                              ----------------------------------------------
                              CHARLES E. HARRIS, AS TRUSTEE OF THE
                              CHARLES E. HARRIS REVOCABLE TRUST DATED
                              SEPTEMBER 10, 1997


                              SYNAGEN CAPITAL PARTNERS, INC.


                              By:       /s/ Charles E. Harris
                                  ------------------------------------------
                                  Name:     Charles E. Harris
                                        ------------------------------------
                                  Title:    President
                                         -----------------------------------


                                  /s/ Benjamin C. Bishop, Jr.
                              ----------------------------------------------
                              BENJAMIN C. BISHOP, JR.

                                  /s/ Arnold A. Heggestad
                              ----------------------------------------------
                              ARNOLD A. HEGGESTAD

                                   APPENDIX I

                                  DEFINITIONS


         ACTUAL EQUITY shall have the meaning given to it in Section 2.3.

         ADVERSE, ADVERSELY, when used alone or in conjunction with other terms (including "affect," "change" and "effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of the relevant party, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Share Purchase, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the Ewing Business or the business of Intrepid, as applicable, or (c) impair such party's ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of such party under this Agreement.

         AFFILIATE, AFFILIATED shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         AGREEMENT shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the Ewing Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         APPLICABLE LAW shall mean any Law of any Authority, whether domestic or foreign, including all federal and state securities Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         ARBITRATION shall have the meaning given to it in Section 2.5.

         ARBITRATOR shall have the meaning given to it in Section 2.5.

         AUTHORITY shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, or comparable agency or Entity, commission, corporation, court, department, instrumentality, mediator, panel, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign, including the SEC, the Commodity Futures Trading Commission, the Board of Governors of the Federal Reserve, the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency.

         BEACH EMPLOYMENT AGREEMENT shall have the meaning given to it in
Section 8.2.

         BENEFIT ARRANGEMENT shall mean any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement, (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, and (g) any compensation policy and practice, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the assets of Ewing or the conduct of the business of Ewing.

         BIG FIVE ACCOUNTING FIRMS shall have the meaning given to it in
Section 2.5.

         BISHOP EMPLOYMENT AGREEMENT shall have the meaning given to it in
Section 8.2.

         BISHOP PROMISSORY NOTE shall have the meaning given to it in Section
2.2.

         BISHOP'S KNOWLEDGE (or words of similar import) shall mean the actual knowledge of Bishop, as such knowledge exists on the date of this Agreement and from such date through the Closing Date, after a reasonable review of appropriate Ewing records and after a reasonable inquiry of appropriate Ewing officers, directors, employees and agents.

         CLAIMS shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         CLOSING shall have the meaning given to it in Section 8.1.

         CLOSING DATE shall have the meaning given to it in Section 8.1.

         CLOSING DATE BALANCE SHEET shall have the meaning given to it in
Section 2.4.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         CODE shall mean the Internal Revenue Code of 1986, as the same has been amended, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         COLLATERAL DOCUMENTS shall mean the Synagen Promissory Note, the Bishop Promissory Note, the Heggestad Promissory Note, the Bishop Employment Agreement, the Beach

Employment Agreement and any other agreement, certificate, contract, instrument, notice or other document delivered pursuant to the provisions of this Agreement or any Collateral Document.

         CONFIDENTIAL INFORMATION shall have the meaning given to it in Section 7.1.

         CONTRACT, CONTRACTUAL OBLIGATION shall mean any executory agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability to which Ewing or Intrepid, as the case may be, is a party or to which any of the Ewing Assets or the Intrepid Assets, as the case may be, is subject.

         CONTROL (including the terms "controlled," "controlled by" and "under common control with") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         CONVERTIBLE SECURITIES shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         DISPUTED MATTERS shall have the meaning given to it in Section 2.5.

         DISTRIBUTION shall mean, with respect to any Person, (a) the declaration or payment of any dividend (except dividends payable in common stock of such Person) on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary owned by a Person other than such Person or a Subsidiary of such Person, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary of such Person owned by a Person other than such Person or a Subsidiary of such Person, and (c) any other distribution on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary of such Person owned by a Person other than such Person or a Subsidiary of such Person.

         EMPLOYMENT ARRANGEMENT shall mean any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty (30) days without liability, penalty or payment of any kind by Ewing or Intrepid, as the case may be, or any Affiliate thereof), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership or operation of the Ewing Assets or the Intrepid Assets, as the case may be, or the conduct of the Ewing Business or the Intrepid Business, as the case may be.

         ENCUMBER shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         ENTITY shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         ENVIRONMENTAL, HEALTH AND SAFETY LAWS means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or waste into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or waste.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same has been amended, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA AFFILIATE shall mean any Person that is treated as a single employer with Ewing under Sections 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

         EVENT shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         EWING shall have the meaning given to it in the first Whereas paragraph.

         EWING ASSETS shall have the meaning given to it in Section 3.5.

         EWING BUSINESS shall have the meaning given to it in Section 3.6.

         EWING COMMON STOCK shall have the meaning given to it in the first Whereas paragraph.

         EWING DISCLOSURE SCHEDULE shall mean the Ewing Disclosure Schedule dated as of the date hereof and heretofore delivered by Ewing to Intrepid.

         EWING EMPLOYEES shall have the meaning given it in Section 3.11.

         EWING FINANCIAL STATEMENTS shall have the meaning given to it in
Section 3.3.

         EWING REPORTS shall have the meaning given to it in Section 4.2.

         EWING SHAREHOLDER(S) shall have the meaning given to such terms in the Preamble.

         EWING SHAREHOLDER'S KNOWLEDGE (or words of similar import) shall mean the actual knowledge of any Ewing Shareholder, as such knowledge exists on the date of this Agreement and from such date through the Closing Date, and, in the case of Bishop, only after a reasonable review of appropriate Ewing records and after a reasonable inquiry of appropriate Ewing officers, directors, employees or agents.

         EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as the same has been amended, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FINAL ORDER shall mean, with respect to any Authority, one with respect to which no appeal, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing any such appeal, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         GAAP shall mean generally accepted accounting principles applied on a consistent basis, (i) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question, (ii) when not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or (iii) that otherwise arise by custom for the particular industry, all as the same shall exist on the date of this Agreement.

         GOVERNMENTAL AUTHORIZATIONS shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including the Securities and Exchange Commission, the Commodity Futures Trading Commission, the Board of Governors of the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency, in connection with the ownership or operation of the Ewing Assets or the Intrepid Assets, as the case may be, or the conduct of the Ewing Business or the Intrepid Business, as the case may be.

         GOVERNMENTAL FILINGS shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         HEGGESTAD PROMISSORY NOTE shall have the meaning given to it in
Section 2.2.

         HOLDBACK AMOUNT shall have the meaning given to it in Section 2.2.

         INDEBTEDNESS shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         INDEBTEDNESS FOR MONEY BORROWED shall mean money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, (c) customer advance payments and customer deposits received in the ordinary course of business, or (d) conditional sales agreements not prohibited by the terms of this Agreement.

         INDEMNIFIED PARTIES shall have the meaning given to it in Section
10.9.

         INTANGIBLE ASSETS shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include concessions, copyrights, franchises, license, patents, permits, service marks, trademarks, trade names, and applications with respect to any of the foregoing, technology and know-how.

         INTELLECTUAL PROPERTY shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names, copyrights and applications therefor, logos, trade secrets, drawings, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         INTREPID shall have the meaning given to it in the Preamble.

         INTREPID ASSETS shall have the meaning given to it in Section 6.4.

         INTREPID BUSINESS shall have the meaning given to it in Section 6.5.

         INTREPID DISCLOSURE SCHEDULE shall mean the Intrepid Disclosure Schedule dated as of the date hereof and heretofore delivered by Intrepid to the Ewing Shareholders.

         INTREPID FINANCIAL STATEMENTS shall have the meaning given to it in
Section 6.2.

         INTREPID INDEMNIFIED PARTIES shall have the meaning given to it in
Section 10.2(a).

         INTREPID'S KNOWLEDGE (or words of similar import) shall mean the actual knowledge of any director or executive officer of Intrepid, as such knowledge exists on the date of this Agreement and from such date through the Closing Date.

         INTREPID REPORTS shall have the meaning given to it in Section 6.6.

         INTREPID REPRESENTATIVES shall have the meaning given to it in Section 7.1.

         INTREPID SEC REPORTS shall have the meaning given to it in Section
6.2.

         LAW shall mean (a) any administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute or writ of any Authority, domestic or foreign, (b) the common law, or other legal precedent, or (c) any arbitrator's, mediator's or referee's award, decision, finding or recommendation.

         LEASE shall mean any lease of property, whether real, personal or mixed, and all amendments thereto, and shall include all use or occupancy agreements.

         LEGAL ACTION shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         LIEN shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         LOSS AND EXPENSE shall have the meaning given to it in Section
10.2(a).

         MATERIAL, MATERIALLY OR MATERIALITY for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         MATERIAL AGREEMENT shall mean any Contractual Obligation which (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $25,000 during any of the last three fiscal years, (ii) extends for more than three (3) months, or (iii) is not terminable on sixty (60) days or less notice without penalty or other payment, (c) involves a capitalized lease obligation or Indebtedness for Money Borrowed in excess of $25,000 in any single instance,
(d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (e) accounted for more than five percent (5%) of the revenues of the Ewing Business or the Intrepid Business, as the context requires, in any of the last three fiscal years or is likely to account for more than five percent (5%) of revenues of the Ewing Business or the Intrepid Business, as the case may be, during the current fiscal year, or (f) is with any Authority.

         MULTIEMPLOYER PLAN shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

         NASD shall mean The National Association of Securities Dealers, Inc.

         NASD FINES shall have the meaning given to it in Section 2.2.

         OPTION SECURITIES shall mean all stock appreciation rights, rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         ORGANIC DOCUMENT shall mean, with respect to a Person which is a corporation, its Articles of Incorporation or other charter documents, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         PERMITTED INDEBTEDNESS shall mean any Indebtedness for Money Borrowed of Ewing or other Excluded Liability outstanding as of the date hereof and consented to in writing by Intrepid in its sole and absolute discretion.

         PERMITTED LIENS shall mean (a) Liens for current taxes which are not yet due and payable or are being contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of the Ewing Business or the Intrepid Business, as applicable, and (c) such other Liens as are permitted by the provisions of this Agreement to be in place on the Closing Date.

         PERSON shall mean any natural individual or any Entity.

         PLAN shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Ewing Assets or the conduct of the business of the Ewing Business.

         PRIVATE AUTHORIZATIONS shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including those with respect to Intellectual Property or to any Self-Regulatory Organization.

         PRO RATA AMOUNT shall mean, with respect to any Ewing Shareholder, such Ewing Shareholder's proportionate interest in the aggregate outstanding capital stock of Ewing immediately as of the Closing, expressed as a percentage.

         REAL PROPERTY shall mean all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interest, easements, licenses, rights to access, right-of-way, and other real property interests which are owned or used by Ewing or Intrepid, as the case may be, as of the date hereof in the operations of the Ewing Business or the Intrepid Business, as the case may be.

         REGULATIONS shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         SEC shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT shall mean the Securities Act of 1933, as the same has been amended, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         SELF-REGULATORY ORGANIZATION shall mean the NASD, The New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange, the Philadelphia Stock Exchange, the Chicago Board of Trade, any other inter-dealer quotation system or exchange, or any commission, board, agency or body that is not an Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers.

         SHARE PURCHASE shall have the meaning given to it in the second Whereas paragraph.

         SHARES shall have the meaning given to it in the first Whereas paragraph.

         SOLVENT shall mean, with respect to any Person on a particular date, that such Person is "solvent" within the meaning of the federal Bankruptcy Code and applicable state insolvency and fraudulent conveyance statutes.

         SPRAYROQ shall have the meaning given to it in Section 6.1(d).

         SUBSIDIARY shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         SYNAGEN PROMISSORY NOTE shall have the meaning given to it in Section 2.2.

         TARGET EQUITY shall have the meaning given to it in Section 2.3.

         TAX (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         TAX RETURN OR RETURNS shall mean all returns, consolidated or otherwise (including information returns), required to be filed with any Authority with respect to Taxes.

         TAXING AUTHORITY shall mean any Authority responsible for the imposition of any Tax.

         TRANSACTIONS shall mean the transactions contemplated to be consummated on or prior to the Closing Date, including the Share Purchase and the execution, delivery and performance of the Collateral Documents.